                                                                               .
                                                                               .
                                                                               .

                                                                   Exhibit 10.38

                                      INDEX

SECTION   TITLE                                                             PAGE
-------   -----                                                             ----
1.        Term & Possession                                                   1
          (a) Duration                                                        1
          (b) Memoranda                                                       1

2.        Rent                                                                1
          (a) Minimum Rent                                                    1
          (b) Consumer Price Index                                            2

3.        Rent Adjustment Increases in Operating Expenses and Taxes           3
          (a) Definitions                                                     3
          (b) Share of Operating Expenses and Taxes                           6
          (c) Operating Expense and Tax Statements                            6
          (d) Survival After Termination                                      6
          (e) Reduction or Elimination of Operating Expenses Component        7
          (f) Essential Capital Improvement                                   7
          (g) Tenant's Proportionate Share                                    8
          (h) Review of Books                                                 8

4.        Improvement of the Demised Premises                                 8
          (a) Tenant's Plans                                                  8
          (b) Tenant's Improvement Plans                                      8
          (c) Tenant's Work                                                   8
          (d) Charges For Work                                                8
          (e) Tenant's Contractor                                             9

5.        Services                                                           10
          (a) Water                                                          10
          (b) Electric Current                                               10
          (c) HVAC                                                           10

          (d) Janitorial                                                     11
          (e) Elevators                                                      11

6.        Quiet Enjoyment

7.        Certain Rights Reserved to Landlord                                11

8.        Estoppel Certificate By Tenant                                     12

9.        Waiver of Certain Claims                                           13

10.       Liability Insurance                                                13

11.       Holding Over                                                       14

12.       Assignment and Subletting                                          14

13.       Condition of Premises                                              16

14.       Use of Premises                                                    16

15.       Repairs                                                            19

16.       Untenantability                                                    19

17.       Eminent Domain                                                     20

18.       Landlord's Remedies                                                20

19.       Notice and Consents                                                23

20.       Invalidity of Particular Provisions                                23

21        Waiver of Benefits                                                 23

22.       Miscellaneous Taxes                                                24

23.       Sprinklers                                                         24

24.       No Estate in Land                                                  24

25.       Security Deposit                                                   24

26.       Substitute Premises                                                24

27.       Brokerage                                                          25

28.       Special Stipulations                                               25

29.       Subordination                                                      27

30.       Option to Renew                                                    28

31.       Right of First Refusal                                             28

WITNESSETH that ONE TRIAD CENTER ASSOCIATES (the Landlord), a North Carolina Partnership, hereby leases unto ANALOG DEVICES, INC. having its principal place of business at One Triad Center, Greensboro, North Carolina 27409 (the Tenant), and the Tenant accepts from Landlord, the premises containing approximately 23,734 square feet located on the first floor outlined on the floor plans hatched in black and attached hereto as Exhibit A (the "Premises") in the Building known as "One Triad Center" (the "Building"), the Building, together with the land on which it is located and all other improvements thereon being called the Property), for the term, the rent, and subject to the conditions and covenants hereinafter provided.

In Consideration thereof, the parties covenant and agree as follows:

1. Term and Possession

     (a) Duration. The term of this Lease shall commence upon the date of execution of this Lease (the "Commencement Date"),. The term shall continue for a period terminating on December 31, 2000, unless extended or sooner terminated as herein provided. During any period of time prior to the commencement date in which Tenant takes full or partial possession of the Premises for the purpose of making its improvements thereto or otherwise, Tenant shall be bound by all the terms and provisions hereof other than the requirement of payment of minimum rent. It is understood and agreed that the Commencement Date and occupancy may be extended to the date of execution of the prior tenant's lease termination agreement.

     (b) Memoranda. When the date of commencement of the term of this Lease is established, Landlord and Tenant shall promptly execute and acknowledge a memorandum in form substantially as set forth in Exhibit "B" hereto, containing the information set forth in said Exhibit.

2. Rent

     (a) Rent shall accrue and be payable effective January 1, 1998, Rent shall accrue and be payable during the term as follows: minimum annual rent shall be equal to Three Hundred Fifty Thousand Seventy-Six and 50/100 Dollars ($350,076.50) payable in equal monthly installments of Twenty-Nine Thousand One Hundred Seventy Three and 04/100 Dollars ($29,173.04) for a term of January 1, 1998 through June 30, 1998. In addition, Tenant shall pay an additional $.29 per square foot for Operating Expenses and Taxes for the term of January 1, 1998 through December 31, 1998 and thereafter as set forth in Paragraph 3(b) hereof. Beginning July 1, 1998, the minimum annual rent shall be equal to Three Hundred Eighty-Five Thousand Six Hundred Seventy-Seven and 50/100 Dollars ($385,677.50) payable in equal monthly installments of Thirty-Two Thousand One Hundred Thirty-Nine and 79/100 Dollars ($32,139.79). Such minimum annual rent shall be payable in advance, in equal monthly installments of one twelfth (1/12th) of the annual amount, the first monthly installment to be payable upon the commencement date of the term of this Lease, subject to proration based upon a thirty day month if such commencement date is other than the first day of a month, and subsequent monthly installments to be payable on the first day of each successive month of the term hereof following the first month of such term.

     (b) In addition to the rental payable under Section 3 hereof, the minimum annual rental payable hereunder by Tenant shall be increased as of the first day of each lease year commencing July 1, 1399 (the "CPI Increase Date") as set forth below, without duplication.

          (i) "Index" - The Index shall mean the index now known as The United States Bureau of Labor Statistics, Department of Labor, Consumer Price Index for All Urban Consumers, United States city average, all items (1982-84 - 100). In the event the foregoing Index shall hereafter be converted or otherwise revised, "Index" shall mean such index or combination of indices as Landlord shall select, from any available indices, for the purposes of this Section. If the said Bureau shall cease publication of indices relating to the foregoing statistical information, "Index" shall mean such index or combination of indices of similar statistical information as Landlord shall select for the purposes of this Section.

          (ii) "Base Index" shall mean the Index for the month two (2) months prior to the month in which the term of this Lease shall commence.

          (iii) "Anniversary Index" shall mean the Index for the month (the "Anniversary Month") two months prior to the month in which the CPI Increase Date shall occur.

          (iv) "Cost of Living Increase" shall mean a fraction, the numerator of which shall be the Index in an Anniversary Month less the Base Index, and the denominator of which shall be the Base Index.

     Landlord shall furnish to Tenant, after the Index for each Anniversary Month is published, a statement setting forth the Base Index, the Index for that Anniversary Month, and the Cost of Living Increase. If the Index for that Anniversary Month shall exceed the Base Index, there shall accrue, and be payable by Tenant on the first day of each calendar month in equal monthly installments as additional minimum rent, for and with respect to each twelve month (12) month period on and after the CPI Increase Date, an amount determined by multiplying the Cost of Living Increase times the minimum annual rental under
Section 2.(a) at the commencement date of this Lease. Should the foregoing calculations be delayed beyond the CPI Increase Date for any year, on or before the tenth (10th) day following submission of said statement to Tenant, Tenant shall pay to Landlord a lump sum equal to one-twelfth (1/12) of said additional minimum annual rent multiplied by the number of full or partial calendar months elapsed from said CPI Increase Date to the end of the month in which the day of payment occurs. On the first day of each succeeding calendar month, Tenant shall pay to Landlord one-twelfth (1/12) of said additional minimum annual rent.

3. Rent Adjustment: Increases in Operating Expenses and Taxes

     (a) Definitions. As used in this Paragraph 3, the following terms shall be defined as hereinafter set forth:

          (i) "Taxes" shall mean all taxes, assessments, and charges levied upon or with respect to the Property or any personal property of Landlord used in the operation thereof, or Landlord's interest in the Property or such personal property. Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees, or assessments for transit, housing, police, fire, or other governmental services or purported benefits to the Property, service payments in lieu of taxes, and any tax, fee, or excise on the act of entering into this Lease or any other lease of space in the Building, on the use or occupancy of the Building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Building, that are now or hereafter levied or assessed against Landlord by the United States of America, the State of North Carolina, or any political subdivision, public corporation, district, or other political or public entity. Taxes shall also include any other tax, fee, or other excise, however described, that may be levied or assessed as a substitute for or as an addition to, in whole or in part, any other Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Taxes shall not include franchise, transfer, inheritance, or capital stock taxes or income taxes measured by the net income of Landlord from all sources, unless, due to a change in the method of taxation, any such tax is levied or assessed against Landlord as a substitute for or as an addition to, in whole or in part, any other tax that would otherwise constitute a property Tax. Taxes shall also include reasonable legal fees, costs, and disbursements incurred in connection with proceedings to contest, determine, or reduce Taxes.

          (ii) "Operating Expenses" shall include all expenses, costs and charges paid or incurred by Landlord for the management, operation, maintenance and repair ("repair" as used in connection with operating expenses shall not include alterations or other capital expenditures made by Landlord, but shall include the cost of any capital improvements made that were required under any governmental law or regulation that was not applicable to the Premises at the time of delivery of possession of the Premises to Tenant for the benefit of the Premises) of the Land and Building (as a first class office building) and shall include, but not be limited to, the following:

               (A) "Labor Costs" (as hereinafter defined) for first class office buildings, for the services of the following classes of employees performing services required in connection with the operation, repair and maintenance of the Building:

                    (1) the Building superintendent, his assistants and the clerical staff attached to the Building superintendent's office;

                    (2) window cleaners and miscellaneous handymen;

                    (3) cleaners and janitors employed in and about the Building for the performance of services;

                    (4) watchmen and persons engaged in patrolling and protecting the Building;

                    (5) carpenters, engineers, mechanics, electricians, painters and plumbers engaged in the operation, repair and maintenance of any part of the Building, the sidewalks around the Building and the heating, air-conditioning, ventilating, plumbing, electrical, elevator and other such systems of the Building;

                    (6) such other personnel employed from time to time in order to properly maintain and operate the Building; and

                    (7) personnel engaged exclusively in supervision of any of the persons mentioned above in subparagraphs (1) through
                    (6).

               (B) The cost of materials and supplies used only in the operation, repair and maintenance of the Building.

          (C) The cost of replacement for tools and equipment used on the operation, repair and maintenance of the Building.

          (D) The amounts paid to managing agents for the Building employed by Landlord, or for reasonable legal, accounting or other professional fees [necessarily incurred in connection with the operation of the Building].

          (E) Amounts charged to Landlord by contractors for services, materials and supplies furnished in connection with the operation, repair and maintenance of any part of the Building and Land, and the heating, air-conditioning, ventilating, plumbing, electrical, elevator and other systems of the Building.

          (F) Amounts charged to Landlord by contractors for window cleaning, and cleaning and janitorial services in and about the Building;

          (G) Premiums paid by Landlord for All Risk Insurance for the Building, including, without limitation, fire insurance, with such extended coverage, vandalism and malicious, mischief coverage, and rent insurance coverage, of the type and character usually carried by landlords of similar first class buildings and premiums paid for comprehensive general public liability insurance against claims for bodily injury, death or property damage, and if carried by Landlord, boiler and machinery insurance and war risk insurance, and such other insurance as may from time to time be reasonably required by Landlord to protect Landlord against other insurable hazards, which at the time are commonly insured against in the case of premises similar to the Building.

          (H) Water charges and sewer rents.

          (I) The cost of utilities necessary for the operation, maintenance and repair of the Building.

          (J) The cost of electricity (including with out limitation, fuel adjustment charges) used to operate lighting fixtures, power appliances, machinery, heating, ventilation and air-conditioning equipment and all equipment used in connection with the operation, maintenance and repair of the Building and the offices therein located.

          (K) Any other expense or charge which, in accordance with sound accounting and management principles generally accepted with respect to first class buildings in Greensboro, North Carolina, would be construed as an operating expense.

     Operating Expenses shall be "net only", and for that purpose shall be reduced by the amounts of any reimbursement, credit, recoupment, discount, or allowance received by Landlord in connection with such expenses.

     "Labor Costs" shall mean all expenses incurred by Landlord or on Landlord's behalf which shall be directly related to employment of personnel, including but not limited to, amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on or on behalf of the Landlord pursuant to any collective bargaining agreement.

     The following items shall be excluded from Operating Expenses:

          (i) Labor Costs in respect of officers and executives of Landlord or individual partners of a successor of Landlord if such successor be a partnership.

          (ii) Any insurance premium to the extent that Landlord is reimbursed for such premium.

          (iii) The cost of any items for which Landlord is reimbursed by insurance.

          (iv) The cost of any additions to the Building subsequent to the date of original construction or any alterations or refurbishing of space leased to other tenants of the Building.

If the Landlord is not furnishing any particular work or service which Landlord is obligated to perform under this Lease (the cost of which if performed by the Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by the Landlord, Operating Expenses shall be deemed for the purposes of this section to be adjusted downward by an amount equal to the additional Operating Expense which would reasonably have been incurred during such period by the Landlord if it had at its own expense furnished such work or service to such tenant.

     (b) Share of Operating Expenses and Taxes. For and with respect to each calendar year of the term of this Lease that the "Operating Expenses and Taxes" as hereinabove defined exceed the "Operating Expenses and Taxes" for 1998 (the "Base Year"), there shall_ accrue, as additional rent, Tenant's Share of Operating Expenses and Taxes, being a percentage of such excess Operating Expenses and Taxes based on Tenant's rentable square footage as relayed to the total rentable square footage in the Building. Such additional rent shall be on a per-diem basis for any partial calendar year included within the beginning and end of the term. Any additional rent under this Paragraph shall be paid by Tenant as a lump sum after the end of the calendar year for which such payment is first due, and within thirty (30) days after submission of a bill therefor. In addition, Tenant shall pay as estimated additional monthly rent one-twelfth of the amount of such additional rent, per month for each calendar month during the calendar year immediately succeeding the calendar year in which the actual operating expenses and taxes were incurred, with such procedure being followed for each year thereafter. If such estimated additional monthly rental payments for any calendar year exceed the actual additional monthly rent under this
Section 3 for such year, such excess shall be applied as a credit against subsequent payments of estimated additional monthly rent. The portion of such additional rent allocable to the months of the then current calendar year (including the month in which such notice is received) which have then elapsed (computed on the basis of one-twelfth of Tenant's pro rata portion of such increases for each elapsed month) shall be due and payable to Landlord fort with; thereafter, Tenant shall pay on the first day of each calendar month one-twelfth of the amount of such additional rent.

     (c) Operating Expense and Tax Statements. Landlord shall furnish to Tenant, contemporaneously with the furnishing of billings to Tenant on account of Operating Expense and Taxes as hereinbefore provided, a comparative statement setting forth in reasonable detail the basis for the amount due by Tenant. Any such comparative statement shall be deemed approved by Tenant unless within thirty (30) days after the furnishing thereof, Tenant shall notify Landlord that it disputes the correctness of the statement, specifying in detail the basis for such assertion. Pending the resolution of such dispute, however, Tenant shall make payment in accordance with said comparative statement.

     (d) Survival After Termination. If, upon termination of this Lease for any cause, the amount of any additional rent due pursuant to this Section 3 has not yet been determined, Tenant shall pay Landlord an estimated amount of additional rent as determined by Landlord based upon the preceding year's additional rent and, an appropriate payment from Tenant to Landlord, or refund from Landlord to Tenant, shall be made promptly after such determination.

     (e) Reduction or Elimination of An Operating Expense Component. If, during any calendar year, there shall be a reduction or elimination of any particular component of Operating Expenses by reason of the introduction of a labor saving device, energy conservation device, capital improvement or replacement installed by Landlord, the corresponding item of expense in the Operating Expense for the Base Year, shall be eliminated or reduced (in the same proportion as the reduction of that item in the period set forth below). The reduction of the operating expense item in the Base Year shall be made on an annualized basis, in the same proportion as the reduction of that item for the first 12 months of the new operation.

     (f) Essential Capital Improvement. In the event Landlord shall hereafter make a capital expenditure for an "Essential Capital Improvement"", as hereinafter defined in this Section, the annual amortization of such expenditure (determined by dividing the amount of the expenditure by the reasonable useful life of the improvement) shall be deemed a cost to be included within "Operating Expenses" for each year of such useful life. As used herein, an "Essential Capital Improvement" means any one or more of the following:

          (1) a labor saving device or other installation, improvement or replacement which reduces Operating Expenses, whether or not voluntary or required by governmental mandate; or

          (ii) an installation or improvement required by reason of any law, ordinance or regulation of any governmental or quasigovernmental body, which requirement did not exist on the date hereof, and is applicable generally to similar office buildings in the City of Greensboro, North Carolina; or

          (iii) an installation or improvement which directly enhances the safety of tenants in the Building generally, whether or not voluntary or required by governmental mandate (as, for example, but without limitation, for fire safety or security).

In no event shall an Essential Capital Improvement be treated as an Operating Expense component as described under Section 3(e) above.

In determining Operating Expenses for any year, including the Base Year for Operating Expenses, if less than 95% of the rentable area of the Building shall have been occupied by tenants for more than thirty (30) days during such year, Operating Expenses shall be deemed for such year to be an amount equal to the expenses which would be incurred had such occupancy of the Building been 95% throughout such year, as reasonably determined by Landlord, except that in no event shall Operating Expenses for any year be based upon a percentage of occupancy less than that utilized for the Base Year for Operating Expenses.(

     (g) For the purpose of this Section, Tenant's Proportionate Share of Operating Expenses and Taxes shall be 32.07% which is based on the gross rentable square foot area of the demised premises of 23,734 sq. ft. as it relates to the gross rentable square foot area of the Building of 74,000 square feet.

     (h) Tenant may review Landlord's books and records related to Operating Expenses and Taxes and the calculation of Tenant's Proportionate Share during regular business hours upon forty-eight (48) hours notice.

4. Improvement of the Demised Premises

     (a) Tenant's Plans. Landlord or Tenant with Landlord's written approval agrees to perform work in the Premises as shown on Tenant's Layout Plans, as prepared by Tenant, and attached hereto and made a part hereof, which plans designate the construction and finishing of the Premises for Tenant's occupancy. Tenant's Layout Plans shall be in conformity with the floor plans annexed hereto as Exhibit "A" and with all applicable laws and requirements of public authorities. Tenant's Layout Plans shall designate, among other things, the locations of and specifications for all plumbing, electrical and mechanical equipment to be installed in the 'remises, all partitions, doors, lighting fixtures, electric receptacles and switches, telephone outlets and special air-conditioning and other installations.

     (b) Tenant's Improvement Plans. Tenant's Layout Plans and Finish Plans are collectively referred to in this Lease as "Tenant's Improvement Plans". The work required to be performed pursuant to Tenant's Improvement Plans and the Engineering Plans is herein sometimes referred to as "Tenant Work."

     (c) Tenant's Work. Tenant shall complete and prepare the Premises for Tenant's initial occupancy in a good and workmanlike manner substantially in accordance with Tenant's Improvement Plans and the Engineering Plans. Landlord reserves the right, however:

               (1) to make substitutions of material of equivalent grade and quality when and if any specified material shall not be readily and reasonably available, and

               (ii) to make changes necessitated by conditions met in the course of construction, provided that Tenant's approval of any substantial change shall first be obtained (which approval shall not be unreasonably withheld or delayed so long as there shall be general conformity with Tenant's Improvement Plans).

     (d) Charges for Work. In the completion and preparation of the Premises in accordance with Tenant's Improvement Plans, Tenant agrees to perform at its own expense those items of the work set forth on Exhibit "C" attached hereto (herein referred to as "Standard Tenant Work") 'as shall be reflected in Tenant's Improvement Plans. All work performed by Tenant in addition to or in substitution for Standard Tenant Work is hereinafter referred to as "Special Tenant Work". All special Tenant Work shall be furnished, installed and performed by Tenant upon Landlord's written approval of such Special Tenant Work and at Tenant's expense, utilizing a general contractor (" Tenant's Contractor") approved by Landlord. Unless otherwise agreed in writing, the charge to Tenant for Special Tenant Work shall be Tenant's out-of-pocket expenses of every kind and nature in connection therewith, including without limitation Tenant's contract or purchase price for materials, labor and services.

     (e) Tenant's Contractor. Tenant may at its sole expense select and employ its own contractors for specialized finishing work in the Premises which is not to be performed by Landlord and which is reflected as such in Tenant's Improvement Plans, such as carpeting, telephone installation, special cabinet work and millwork, decoration and installation of specialized equipment, subject to the following qualifications:

                    (1) Tenant shall first obtain the approval of Landlord, in writing, of the specific work it proposes to perform and shall furnish Landlord with reasonably detailed plans and specifications therefor (such approval not to be unreasonably withheld);

                    (2) The work shall be performed by responsible contractors and subcontractors approved in advance by Landlord, who shall not, in Landlord's reasonable opinion, prejudice Landlord's relationship with Landlord's contractors or subcontractors or the relationship between such contractors and their subcontractors or employees, or disturb harmonious labor relations, who shall furnish in advance and maintain in effect Workmen's Compensation Insurance in accordance with statutory requirements and comprehensive public liability insurance (naming, Landlord and Landlord's contractors and subcontractors and Landlord's managing agent as additional insureds) with limits satisfactory to Landlord, and who shall, prior to the commencement of any work, file waivers of mechanic's liens on account of the work to be performed by any of Tenant's contractors, sub-contractors or materialmen;

                    (3) No such work shall be performed in such manner or at such times as to interfere with any work being done by any of Landlord's contractors or subcontractors in the Premises or in the Building or about the Property generally. Landlord shall, however, endeavor to allow Tenant access for such work prior to the commencement of the term hereof at the earliest time consistent with the restrictions of this subsection (g);

                    (4) Tenant and its contractors and subcontractors shall be solely responsible for the transportation, safekeeping and storage of materials and equipment used in the performance of such finishing work, for the removal of waste and debris resulting therefrom, and for any damage caused by them to any installation or work performed by Landlord's contractors and subcontractors; and

               (5) Tenant's contractors and subcontractors shall be subject to the general administrative supervision of Landlord's general contractor for scheduling purposes, but said general contractor of Landlord shall not be responsible for any aspect of the work performed by Tenant's contractors or subcontractors or for the coordination of the work of Landlord's contractors with Tenant's contractors.

5. Services

The Landlord shall provide, at Landlord's expense, except as otherwise provided, the following services on Monday through Friday from 8:00 A.M. to 6:00 P.M., and on Saturday from 8:00 A.M. to 1:00 P.M., legal holidays excepted.

     (a) Reasonable quantities of water to lavatories, toilets and water fountains in or appurtenant to the Premises.

     (b) Reasonable amounts of electric current as are customarily provided in Class A office space. If tenant shall require electric current in excess of that usually furnished or supplied for use of the Premises as general office space, Tenant shall first procure the consent of the Landlord which consent Landlord may refuse. In the event Landlord shall approve Tenant's request for excess electric current, Landlord may cause an electric check meter to be installed in the Premises or Landlord shall have the right to cause a reputable independent electrical engineer or consulting firm to survey and determine the value of such excess electric current. The cost of any such survey or meters and installation, maintenance and repairs thereof shall be paid for by Tenant. Tenant agrees to pay the Landlord, promptly upon demand therefor, for all such excess electrical current consumed plus any additional expenses incurred in keeping account of the excess electrical current so consumed. Tenant covenants and agrees that at all times its use of electrical current shall never exceed Tenant's proportionate share of the capacity of existing feeders to the Building or the riser or risers or wiring installation. Any riser or wiring to meet Tenant's excess electric requirements upon written request of Tenant, will be installed by Landlord at the sole cost and expense of Tenant, if in Landlord's sole judgment, the same is necessary and will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alteration, repairs or expenses or interfere with or disturb other tenants or occupants.

     (c) HVAC. Landlord shall furnish heat, ventilation and air-conditioning to the Premises, Monday through Friday from 8:00 A.M. to 6:00 P.M., and on Saturday from 8:00 A.M. to 1:00 P.M., legal holidays excepted. Heat and air-conditioning required by Tenant at times other than those mentioned above shall be supplied upon reasonable prior notice, and shall be paid for by Tenant, promptly upon billing, at such rates as Landlord shall from time to time establish therefor. The heating and air-conditioning systems intended to service the Premises have been designed to be capable of providing comfortable occupancy for normal office uses. Any additional or supplementary heating or cooling systems required or desired by Tenant may be installed by Tenant, at Tenant's cost, in accordance with the provisions of Paragraph 4 hereof. The furnishing of heat and air-conditioning shall be subject to any statute, ordinance, rule, regulation, resolution or recommendation for energy conservation which may be promulgated by any governmental agency or organization which Landlord shall be required to abide by, or in good faith may elect to abide with.

     (d) Janitorial. Landlord shall provide janitorial services to all portions of the Premises as specified on Exhibit "D" annexed hereto. Any and all additional or specialized janitorial service desired by Tenant may be contracted for by Tenant directly with Landlord's janitorial agent, and the cost and payment therefor shall be and remain the sole responsibility of Tenant.

     (e) Landlord will keep in operation in the Building during the aforesaid business period, as many of the passenger elevators as in Landlord's judgment are necessary to maintain elevator service. In case of accident, labor strikes, repairs, renewals or improvements to the Building or machinery therein, or for other cause deemed sufficient by Landlord, or those acting for Landlord, the operation of said elevators and other machinery may be changed or suspended.

     Landlord reserves the right to alter the hours during which the above services are to be provided during the term hereof; however services as are customarily offered in Class A office space shall be provided.

     Should Tenant require any additional work or service, including but not limited to the additional work or service described above, including service furnished outside the stipulated hours, Landlord may, on terms to be agreed, upon reasonable advance notice by Tenant, furnish such additional service and Tenant agrees to pay the Landlord such charges as may be agreed on, but in no event at a charge less than Landlord's actual cost plus overhead for the additional services provided.

     It is understood that Landlord does not warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption, Tenant acknowledging that any one or more such services may be suspended by reason of accident or of repairs, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or causes beyond the reasonable control of Landlord. Any such interruption or discontinuance of service shall never be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, or render Landlord liable to Tenant for damages by abatement of rent or otherwise, or relieve Tenant from performance of Tenant's obligations under this Lease.

6. Quiet Enjoyment

     So long as the Tenant shall observe and perform the covenants and agreements binding on it hereunder, the Tenant shall at all times during the term herein granted peacefully and quietly have and enjoy possession of the Premises without any encumbrance or hindrance by, from or through the Landlord, subject to Section 29.

7. Certain Rights Reserved To The Landlord

     The Landlord reserves all rights with respect to the Property not Leased to Tenant hereby, including without limitation, the following rights:

     (a) To name the Building and/or to change the name or street address of the Building.

     (b) To install and maintain a sign or signs on the exterior or interior of the Building.

     (c) To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, toilet supplies, shoe shining, vending machines, mobile vending service, catering, and like services used on the Premises or in the Building.

     (d) During the last ninety (90) days of the term, if during or prior to that time the Tenant vacates the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy, without affecting Tenant's obligation to pay rental for the Premises.

     (e) To constantly have pass keys to the Premises.

     (f) On reasonable prior notice to the Tenant, to exhibit the Premises to prospective tenants during the last twelve (12) months of the term, and to any prospective purchaser, mortgagee, or assignee of any mortgage on the Property and to others having a legitimate interest at any time during the term.

     (g) At any time in the event of an emergency, and otherwise at reasonable times, to take any and all measures, including inspections, repairs, alterations, additions, and improvements to the Premises or to the Building, as may be necessary or desirable for the safety, protection or preservation of the Premises or the Building or the Landlord's interests, or as may be necessary or desirable in the operation or improvement of the Building or in order to comply with all laws, orders and requirements of governmental or other authority.

     (h) To install vending machines of all kinds in the Premises, and to provide mobile vending service therefor, and to receive all of the revenue derived therefrom, provided, however, that no vending machines shall be installed by Landlord in the Premises nor shall any mobile vending service be provided therefor, unless Tenant so requests.

8. Estoppel Certificate by Tenant

     The Tenant agrees that from time to time upon not less than ten (10) days prior request by the Landlord, the Tenant will deliver to the Landlord a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and identifying the modifications), (b) the dates to which the minimum annual rent and other charges have been paid, (c) whether or not Tenant has or claims any offset, deduction or counter claims against Landlord under this Lease and (d) that, so far as the person making the certificate knows, the Landlord is not in default under any provision of this Lease, and, if the Landlord is in default, specifying each such default of which the person making the certificate may have knowledge, it being understood that any such statement so delivered may be relied upon by any landlord under any ground or underlying lease, or any prospective purchaser, mortgagee, or any assignee of any mortgage on the Property.

9. Waiver of Certain Claims

     The Tenant, to the extent permitted by law, waives all claims it may lave against the Landlord, and against the Landlord's agents and employees for damage to person or property sustained by the Tenant or by any occupant of the Premises, or by any other person, resulting from any part of the Property or any equipment or appurtenances becoming out of repair, or resulting from any accident in or about the Property or resulting directly or indirectly from any act or neglect of any tenant or occupant of any Dart of the Property or of any other person, unless such damage is a result of the negligence or contributory negligence of Landlord, or Landlord's agents or employees. If any damage results from any act or neglect of the Tenant, the Landlord may, at the Landlord's option, repair such damage and the Tenant shall thereupon pay to the Landlord the total cost of such repair.

     All personal property belonging to the Tenant or any occupant of the Premises that is in or on any part of the Property shall be there at the risk of the Tenant or of such other person only, and the Landlord, its agents and employees shall not be liable for any damage thereto or for the theft or misappropriation thereof unless such damage, theft or misappropriation is a result of the negligence or contributory negligence of Landlord or Landlord's agents or employees. The Tenant agrees to hold the Landlord harmless and indemnified against claims and liability for injuries to all persons and for damage to or loss of property occurring in or about the Property, due to any act of negligence or default under this lease by the Tenant, its contractors, agents or employees.

     To the extent that the Tenant carries hazard insurance on any of its property in the Premises and to the extent that the Landlord carries hazard insurance on the Property, each policy of insurance shall contain, if obtainable from the insurer selected by the Tenant or the Landlord, as the case may be, without additional expense, a provision waiving subrogation against the other party to this Lease. If such provision can be obtained only at additional expense, the obligation to obtain such provision shall continue if the other party, on notice shall pay the amount of such additional expense. Each of the parties hereto hereby releases the other with respect to any liability which the other may have for any damage by fire or other casualty with respect to which the party against whom such release is claimed shall be insured under a policy or policies of insurance containing such provision waiving subrogation.

10. Liability Insurance

     Tenant shall, at its expense, maintain during the term, comprehensive public liability insurance, contractual liability insurance and property damage insurance under policies issued by insurers, with limits of not less than $5,000,000 for personal injury, bodily injury, death, or for damage or injury to or destruction of property'(including the loss of use thereof) for any one occurrence. Tenant's policies shall name Landlord, its agents, servants and employees as additional insureds. At the option of the Landlord, copies of certificates of insurance coverage shall be held by Landlord.

11. Holding Over

     If the Tenant retains possession of the Premises or any part thereof for a period of one (1) month after the termination of the term, the Tenant shall pay the Landlord Rent at triple the monthly rate specified in Section 2 and Section
3. If Tenant retains possession beyond that one (1) month period, tenancy shall continue at sufferance on a month-to-month basis at double the monthly rent specified in Section 2 and Section 3 for the time the Tenant thus remains in possession and, in addition thereto, shall pay the Landlord for all damages consequential as well as direct, sustained by reason of the Tenant's retention of possession. If the Tenant remains in possession of the Premises, or any part thereof, for a period greater than one (1) month after the expiration of the term, such holding over shall, at the election of the Landlord expressed in a written notice to the Tenant and not otherwise, constitute a renewal of this lease for one year. The provisions of this Section do not exclude the Landlord's rights of re-entry or any other right hereunder.

12. Assignment and Subletting

     The Tenant shall not, without the Landlord's prior written consent which shall not be unreasonably withheld, (a) assign, convey, mortgage, pledge, encumber or otherwise transfer (whether voluntarily or otherwise) this Lease or any interest under it; (b) allow any transfer thereof or any lien upon the Tenant's interest by operation of law; (c) sublet the Premises or any part thereof, or (J) permit the use or occupancy of the Premises or any part thereof by any one other than the Tenant.

     Tenant agrees to pay to Landlord, on demand, reasonable costs incurred by Landlord in connection with any request by Tenant for Landlord to consent to any assignment or subletting by Tenant.

     If this lease be assigned or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of Tenants covenants contained in this Lease or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from further performance by Tenant of covenants on the part of Tenant herein contained.

     Notwithstanding anything contained herein to the contrary, and in addition to the Landlord's right to consent to such assignment, in toe event that any time during the term of this Lease, Tenant desires to assign this Lease, Tenant should notify the Landlord in writing (hereinafter referred to as "Assignment Notice") of the terms of the proposed assignment and shall give the Landlord the option to accept an assignment from the Tenant of this Lease on the same terms as this Lease or, at Landlord's option, to terminate this lease. The option to accept such assignment or to terminate this Lease shall be exercisable by Landlord in writing for a period of fifteen (15) days after the receipt of the Assignment Notice.

     Notwithstanding anything contained herein to the contrary, and in addition to Landlord's right to consent to such sublet, in the event that at any time during the term of this lease Tenant desires to sublet all or part of the Premises, Tenant shall notify the Landlord in writing (hereinafter referred to as "Sublet Notice") of the terms of the proposed subletting and the area so proposed to be sublet and shall give the Landlord the option to sublet from Tenant such space (hereinafter referred to as "sublet space") at the same rent and additional rent as Tenant is required to pay to Landlord under this lease for the same space or, at Landlord's option, to terminate the lease with respect to the sublet space. If the sublet space does not constitute the entire Premises and Landlord exercises its option to terminate this lease with respect to the sublet space, then as to that portion of the Premises which is not part of the sublet space, this lease shall remain in full force and effect except that the Rent shall be reduced by a fraction, the numerator of which shall be the rentable square feet of the sublet space and the denominator of which shall be the rentable square feet of the Premises. The option to sublet, or to terminate the lease, shall be exercisable by Landlord in writing for a period of fifteen
(15) days after receipt of the Sublet Notice.

     In the event Landlord exercises its option to accept such assignment or to sublease the sublet space, the terms of the assignment or the term of the subletting from the Tenant to the Landlord for the sublet space shall be as set forth in the Assignment Notice or the Sublet Notice, as the case may be, and shall be on such other terms and conditions as are contained in this lease to the extent applicable.

     Tenant shall be entitled to receive Gross Proceeds (as hereinafter defined) in an amount (the "Priority Tenant Share") equal to the sum of $1,000. After Tenant has received the Priority Tenant Share, Tenant shall pay Landlord, as additional rent, as and when received, fifty percent (50%) of Gross Proceeds.

     "Gross Proceeds" means an amount equal to the excess, if any, of (x) :he amounts which are payable by the sublessee or an assignee under or in connection with any sublease or assignment of the Premises (less, in the case of each payment of fixed rent or basic rent, an amount equal to five (5%) percent of each such payment) over (y) the corresponding amounts, if any, payable under this Lease (or if there be no such corresponding amount, in excess of zero). Amounts which are payable by the sublessee or an assignee under or in connection with any sublease or assignment of the Premises shall be deemed (x) not to be Gross Proceeds until such payment is received by Tenant and (y) not to include any payment by the sublessee or an assignee under such sublease or operative document(s) with respect to such assignment which is identified as a payment for tenant improvements which were constructed by Tenant, or at Tenant's direction, for such sublessee or assignee, which shall not exceed in the aggregate the then unamortized cost to Tenant of such tenant improvements.

     In the event Landlord does not exercise either of its options specified above and Tenant completes an assignment or a sublease with a third party, the assignee or subtenant shall be subject to and comply with the requirements of this Section.

13. Condition of Premises

     Tenant's taking possession of the Premises shall be conclusive evidence as against the Tenant that the Premises were in good order and satisfactory condition when the Tenant took possession. No promises of the Landlord to alter, remodel, repair or improve the Premises or the Building and no representation respecting the condition of the Premises or the Building have been made by Landlord to Tenant, other than as may be contained herein or in a separate Work Letter Agreement signed by Landlord and Tenant. At the termination of this Lease, the Tenant shall return the Premises broom-clean and in as good condition as when the Tenant took possession, ordinary wear and loss by fire or other casualty excepted, failing which the Landlord may restore the Premises to such condition and the Tenant shall pay the cost thereof on demand.

14. Use Of Premises

     The Tenant agrees to comply with the following rules and regulations and with such reasonable modifications thereof and additions thereto as the Landlord may hereafter from time to time make for the Building. The Landlord shall not be responsible for the -Ion-observance by any other tenant of any of said rules and regulations.

     (a) The Tenant shall not exhibit, sell or offer for sale on the Premises or in the Building, any article or thing except those articles or things essentially connected with the stated use of the Premises by the Tenant without the advance consent of the Landlord.

     (b) The Tenant will not make or permit to be made any use of the Premises or any part thereof which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or which directly or indirectly is forbidden by public law, ordinance or governmental regulation or which may be dangerous to life, limb, or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the Building or covering its operation, or which will suffer or permit the Premises or any part thereof to be used in any manner or anything to be brought into or kept therein which, in the judgment of Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Property as a high quality office building, or which will impair or interfere with or tend to impair or interfere with any of the services performed by Landlord for the Property.

     (c) The Tenant shall not display, inscribe, print, paint maintain or affix on any place in or about the Building any sign, notice, legend, direction, figure or advertisement, except on the doors of the Premises and on the Directory Board, which shall be maintained by Landlord,, and then only such names(s) and matter, and in such color, size, style, place and materials, as shall firs: have been approved by the Landlord. The listing of any name other than that of Tenant, whether on the doors of the Premises, on the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises or be deemed to be the written consent of Landlord mentioned in Section 12, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

     (d) The Tenant shall not advertise the business, profession or activities of the Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities, and shall not use the name of the Building for any purposes other than that of the business address of the Tenant and shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without the Landlord's consent.

     (e) No additional locks or similar devices shall be attached to any door or window without Landlord's prior written consent which shall not be unreasonably withheld, so long as keys or access cards to such locks or devices are provided to Landlord. No keys for any doors other than those provided by the Landlord shall be made. If more than five (5) keys for one lock are desired, the Landlord will provide the same upon payment by the Tenant. All keys must be returned to the Landlord at the expiration or termination of this Lease.

     (f) The Tenant shall not make any alterations, improvements or additions to the Premises including, but not limited to, wall coverings, floor coverings and special lighting installations, without the Landlord's advance written consent in each and every instance, unless such alterations, improvements or additions are non-structural and the cost of such is less than, or equal to, one thousand dollars ($1,000.00). In the event Tenant desires to make alterations, improvements or additions, Tenant shall first submit to Landlord plans and specifications therefor and obtain Landlord's written approval thereof prior to commencing any such work. All alterations, improvements or additions, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises shall become Landlord's property and shall remain upon the Premises at the termination of this Lease without compensation to Tenant (excepting only Tenant's movable office furniture, trade fixtures, office and professional equipment) provided, however, that Landlord shall have the right to require Tenant to remove such alterations, improvements or additions, at Tenant's cost, upon the termination of this Lease and to repair any damage to the Premises resulting therefrom.

     (g) All persons entering or leaving the Building after hours on Monday through Friday, or at any time on Saturdays, Sundays or holidays, may be required to do so under such regulations as the Landlord may impose. The Landlord may exclude or expel any peddler.

     (h) The Tenant shall not overload any floor. The Landlord may direct the time and manner of delivery, routing and removal, and the location, of safes and other heavy articles.

     (i) Unless the Landlord gives advance written consent, the Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heating device or air-conditioning apparatus in or about the Premises, or carry on any mechanical business therein, or use the Premises for housing accommodations or lodging or sleeping purposes, or use any illumination other than electric light, or use or permit to be brought into the Building any inflammable fluids such as gasoline, kerosene, naphtha, and benzine, or any explosives, radioactive materials or other articles deemed extra hazardous to life, limb or property except in a manner which would not violate any ordinance or regulation of the City. The Tenant shall not use the Premises for any illegal or immoral purpose. Tenant shall be permitted to install a refrigerator, microwave oven, and coffee machine for its own use.

     (j) The Tenant shall cooperate fully with the Landlord to assure the effective operation of the Building's air-conditioning system including the closing of venetian blinds and drapes, and if windows are operable to keep them closed when the air-conditioning system is in use.

     (k) The Tenant shall not contract for any work or service which might involve the employment of labor incompatible with the Building employees or employees of contractors doing work or performing services by or on behalf of the Landlord.

     (l) The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by the Tenant or used for any purpose other than for ingress to and egress from its Premises. The halls, passages, exits, entrances, elevators, stairways and roof are not for the use of the general public and the Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of the Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. No Tenant and no employees or invitees of any Tenant shall go upon the roof or mechanical floors of the Building.

     (m) Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building.

     (n) Tenant shall see that the doors, and windows, if operable, of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity shall likewise be carefully shut off so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries or losses sustained by other tenants or occupants of the Building or Landlord.

     In addition to all other liabilities for breach of any covenant of this Section, the Tenant shall pay to the Landlord an amount equal to any increase in insurance premiums payable by the Landlord or any other tenant in the Building, caused by such breach.

15. Repairs

     Tenant shall give to Landlord prompt written notice of any damage to, or defective condition in any part or appurtenance of the 3uilding's plumbing, electrical, heating, air-conditioning or other systems serving, located in, or passing through the Premises. Subject to the provisions of Section 13, the Tenant shall, at the Tenant's own expense, keep the Premises in good order, condition and repair during the term, except that the Landlord, at the Landlord's expense (unless caused by the fault or negligence of the Tenant, its contractors, agents, or employees) shall keep in repair the elevators, electrical lines, plumbing fixtures located in the Building (except those installed by Tenant with Landlord's approval) heating and air-conditioning equipment, outside walls, including windows, and roof. The Tenant at the Tenant's expense, shall comply with all laws and ordinances, and all rules and regulations of all governmental authorities, applicable to the Premises or to the Tenant's use thereof, except that the Tenant shall not hereby be under any obligation to comply with any law, ordinance, rule or regulation requiring any structural alteration of or in connection with the Premises, unless such alteration is required by reason of a condition which has been created by, or at the instance of, the Tenant, or is required by reason of a breach of any of the Tenant's covenants and agreements hereunder. In addition Tenant shall be obligated to comply with the rules and regulations of all insurance bodies in the event all or a portion of the Premises is used for any purpose other than office space. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, railing, ceiling, floor covering, partitions, or any other property installed in the Premises by, or at the cost of, the Tenant.

16. Untenantability

     If the Premises are made untenantable in whole or in part by fire or other casualty the Rent, until repairs shall be made or this Lease terminated as hereinafter provided, shall be apportioned on a per diem basis according to the part of the Premises which is usable by the Tenant, if, but only if, such fire or other casualty be not caused by the fault or negligence of the Tenant, its contractors, agents, or employees. If such damage be so extensive that the Premises cannot be restored to "Building Standard" by the Landlord within a period of three (3) months, either party shall have the right to cancel this Lease by notice to the other given at any time with thirty (30) days after the date of such damage; except that if such fire or casualty resulted from the Tenant's fault or negligence, the Tenant shall have no right to cancel. If a portion of the Building other than the Premises shall be so damaged that in the opinion of the Landlord the Building should not be restored or should be restored in such a way as to alter the Premises materially, the Landlord may cancel this Lease by notice to the Tenant given at any time within thirty

(30) days after the date of such damage. In the event of giving effective notice pursuant to this Section, this Lease and the term and the estate hereby granted shall expire on the date fifteen (15) days after the giving of such notice as fully and completely as if such date were the date hereinbefore set for the expiration of the term of this Lease. If this Lease is not so terminated, the Landlord will promptly repair the damage at the Landlord's expense.

17. Eminent Domain

     (a) In the event that title to the whole or any substantial part of the Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title and the Landlord shall be entitled to receive the entire award, the Tenant hereby assigning to the Landlord the Tenant's interest therein, if any.

     (b) In the event that title to a part of the Building other than the Premises shall be so condemned or taken and if in the opinion of the Landlord, the Building should not be restored or should be restored in such a way as to alter the Premises materially, the Landlord may terminate this lease and the term and estate hereby granted by notifying the Tenant of such termination within sixty (60) days following the date of vesting title, and this lease and the term and estate hereby granted shall expire on the date specified in the notice of termination, not less than sixty (60) days after the giving of such notice, as fully and completely as if such date were the date hereinbefore set for the expiration of the term of this lease, and the Rent hereunder shall be apportioned as of such date.

18. Landlord's Remedies

     All rights and remedies of the Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. In addition to the other remedies in this lease provided, the Landlord shall be entitled to the restraint by injunction of the violation or attempted violation of any of the covenants, agreements or conditions of this Lease.

     (a) If the Tenant shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of the Tenant or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy or admit in writing its inability to pay its debts as they come due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law, or (v) file an answer admitting the material allegations of a petition filed against the Tenant in any bankruptcy, reorganization or insolvency proceeding, or not have such petition dismissed within ninety (90) days or if an order, judgment or decree shall be entered by any court of competent jurisdiction adjudicating the Tenant a bankrupt or insolvent or approving a petition seeking reorganization of the Tenant or appointing a receiver, trustee or liquidator of the Tenant or of all or a substantial part of its assets, then in any of such events, the Landlord may give to the Tenant a notice of intention to end the term of this Lease specifying a day not earlier than thirty
(30) days thereafter, and upon the giving of such notice the term of this Lease and all right, title and interest of the Tenant hereunder shall expire as fully and completely on the day so specified as if that day were the date herein specifically fixed for the expiration of the term.

     (b) If the Tenant defaults in the payment of minimum annual rent and such default continues for ten (10) days after notice, or defaults in the prompt and full performance of any other provision of this Lease and such default continues for fifteen (15) days after notice, or if the leasehold interest of the Tenant be levied upon under execution or be attached by process of law, or if the Tenant abandons the Premises, then and in any such event the Landlord may, at its election, either terminate the Lease and the Tenant's right to possession of the Premises or, without terminating this Lease, endeavor to relet the Premises. Notwithstanding the above, Landlord shall only be obligated to give Tenant notice of a default in rent payment two (2) times in each lease year. Thereafter, Tenant shall be immediately in default if rent payments are not made on the date due. Nothing herein shall be construed so as to relieve the Tenant of any obligation, including the payment of minimum annual rent, as provided in this Lease.

     (c) Upon any termination of this lease, the Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to the Landlord, and hereby grants to the Landlord full and free license to enter into and upon the Premises in such event with or without process of law and to repossess the Landlord of the Premises as of the Landlord's former estate and to expel or remove the Tenant and any others who may be occupying or within the Premises and to remove any and all property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without relinquishing the Landlord's right to rent or any other right given to the Landlord hereunder or by operation of law.

     (d) If the Tenant abandons the Premises or the Landlord otherwise becomes entitled so to elect, and the Landlord elects, without terminating the lease, to endeavor to relet the Premises, the Landlord may, at the Landlord's option enter into the Premises, remove the Tenant's signs and other evidence of tenancy, and take and hold possession thereof as in Paragraph (c) of this Section provided, without such entry and possession terminating the lease or releasing the Tenant, in whole or in part, from the Tenant's obligation to pay the Rent hereunder for the full term as hereinafter provided. Upon and after entry into possession without termination of the lease, the Landlord may relet the Premises or any part thereof for the account of the Tenant to any person, firm or corporation other than the Tenant for such rent, for such time and upon such terms as the Landlord shall determine, to be reasonable. In any such case, the Landlord may make repairs, alterations and additions in or to the Premises, and redecorate the same to the extent deemed by the Landlord necessary or desirable, and the Tenant shall, upon demand, pay the cost thereof, together with the Landlord's expenses of the reletting. If tie consideration collected by the Landlord upon any such reletting for the Tenant's account is not sufficient to pay monthly the full amount of the Rent reserved in this lease, together with the cost of repairs, alterations, additions, redecorating and the Landlord's expenses, the Tenant shall pay to the Landlord the amount of each monthly deficiency upon demand and if the consideration so collected from any such reletting is more than sufficient to pay the full amount of the Rent reserved herein, together with the costs and expenses of the Landlord, the Landlord, at the end of the stated term of this lease, shall account to the Tenant.

     (e) If the Landlord elects to terminate this lease in any of the contingencies specified in this Section, it being understood that the Landlord may elect to terminate the lease after and notwithstanding its election to terminate the Tenant's right to possession as in Paragraph (b) of this Section provided, the Landlord shall forthwith upon such termination be entitled to recover as damages, and not as a penalty, an amount equal to the then present value of the minimum annual rent and additional rent provided in this lease for the residue of the stated term hereof, less the present value of the fair rental value of the Premises for the residue of the stated term.

     (f) Any and all property which may be removed from the Premises by the Landlord pursuant to the authority of the lease or of law, to which the Tenant is or may be entitled, may be handled, removed or stored by the Landlord at the risk, cost and expense of the Tenant, and the Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. The Tenant shall pay to the Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in the Landlord's possession or under the Landlord's control. Any such property of the Tenant not removed from the Premises or retaken from storage by the Tenant within thirty (30) days after the end of the term or of the Tenant's right to possession of the Premises, however terminated, shall be conclusively deemed to have been forever abandoned by the Tenant and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit.

     (g) The Tenant agrees that if it shall at any time fail to make any payment or perform any other act on its part to be made or performed under this lease, the Landlord may, but shall not be obligated to, and after reasonable notice or demand and without waiving, or releasing the Tenant from, any obligation under this lease, make such payment or perform such other act to the extent the Landlord may deem desirable, and in connection therewith to pay expenses and employ counsel. The Tenant agrees to pay a reasonable attorney's fee if legal action is required to enforce performance by Tenant of any condition, obligation or requirement hereunder. All sums so paid by the Landlord and all expenses in connection therewith, together with interest thereon at the rate of 18% per annum from the date of payment, shall be deemed additional rent hereunder and payable at the time of any installment of Rent thereafter becoming due and the Landlord shall have the same rights and remedies for the non-payment thereof, or of any other additional rent, as in the case of default in the payment of rent.

     (h) Interest on Past Due Payments and Advances. Tenant covenants and agrees to pay to Landlord interest on demand at the rate of 2% above the "Prime Rate," as hereinafter defined, on the amount of any Monthly Rent or Monthly Deposit not paid when due, from the date due and payable and on the amount of any payment made by Landlord required to have been made by Tenant under this Lease and on the amount of any costs and expenses, including reasonable attorney's fees, paid by Landlord in connection with the taking of any action to cure any Default by tenant from the date of making any such payment or the advancement of such costs and expenses by Landlord. "Prime Rate" shall mean that interest rate set by Wachovia Bank of North Carolina, N.A., from time to time as its interest rate basis for commercial borrowings, but never in excess of the maximum amount of finance charge permissible under applicable law. In the event that the Bank discontinues the use of a Prime Rate, the Prime Rate being charged by any other national banking association located in North Carolina, as selected by Landlord in its sole discretion, shall be used for computing the interest rate under this Section.

19. Notice and Consents

     All notices, demands, requests, consents or approvals which may or are required to be given by either party to the other shall be in writing and shall be deemed given when sent by United States Certified or Registered Mail, postage prepaid, (a) if for the Tenant, addressed to Facilities Manager at the Building, and to Tenant at 1 Technology Way, P.O. Box 9106, Norwood, MA 02062, Attention:
Chief Financial Officer or at such other place as the Tenant may from time to time designate by notice to the Landlord, or (b) if for the Landlord, addressed to the office of the Landlord in the Building with a copy to Landlord addressed to Suite 1200, 230 S. Tryon Street, Charlotte, NC 28202 or at such other places as the Landlord may from time to time designate by notice to the Tenant. All consents and approvals provided for herein must be in writing to be valid. If the term Tenant as used in this lease refers to more than one person, any notice, consent, approval, request, bill, demand or statement, given as aforesaid to any one of such persons shall be deemed to have been duly given to Tenant.

     Except as specifically provided in this lease, Tenant hereby expressly waives the service of intention to terminate this lease or to re-enter the Premises and waives the service of any demand for payment of Rent or for possession and waives the service of any other notice or demand prescribed by any statute or other law.

20. Invalidity of Particular Provisions; Severability

     If any clause or provision of this lease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during its term,, the intention of the parties hereto is that the remaining parts of this lease shall not be affected thereby unless such invalidity is, in the sole determination of Landlord, essential to the rights of both parties in which event Landlord has the right to terminate this lease on written notice to Tenant.

21. Waiver of Benefits

     Tenant waives the benefits of all existing and future Rent Control Legislation and Statutes and similar governmental rules and regulations, whether in time of war or not, to the extent permitted by law.

22. Miscellaneous Taxes

     Tenant shall pay prior to delinquency all taxes assessed against or levied upon its occupancy of the Premises, or upon the fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises, if nonpayment thereof shall give rise to a lien on the Property, and when possible Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Landlord. In the event any or all of Tenant's fixtures, furnishings, equipment and other personal property, or upon Tenant's occupancy of the Premises, shall be assessed and taxed with the property of Landlord, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's fixtures, furnishings, equipment or personal property.

23. Sprinklers

     If there now is or shall be installed in the Building a "sprinkler system," and such system or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of the Tenant, Tenant's agents, servants, employees, licensees or visitors, the Tenant shall forthwith restore the same to good working conditions at its own expense; and if the Board of Fire Underwriters of Fire Insurance Exchange or any bureau, department or official of the state or city government, require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied solely by reason of the Tenant's business, or the location of partitions, trade fixtures, or other contents, of the Premises requested, required or installed by Tenant, or if any such changes, modifications, alterations, additional sprinkler heads or other equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by said Exchange, or by any fire insurance company, Tenant shall, at the Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler head or other equipment.

24. No Estate In Land

     This contract and lease shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; and Tenant has only a usufruct which is not subject to levy and sale.

25. Security Deposit - DELETED INTENTIONALLY

26. Substitute Premises

     If the Premises contain an area of 2,000 square feet or less, Landlord shall have the right at any time during the term hereof, upon giving Tenant not less than sixty (60) days prior written notice, to provide and furnish Tenant with space elsewhere in the Building of approximately the same size as the Premises and remove and place Tenant in such space, with Landlord to pay all reasonable costs and expenses incurred as a result of such removal of Tenant. Should Tenant refuse to permit Landlord to move Tenant to such new space at the end of said sixty (60) day period, Landlord shall have the right to cancel and terminate this lease effective ninety (90) days from the date of original notification by Landlord. If Landlord moves Tenant to such new space, this lease and each and all of its terms, covenants and conditions shall remain in full force and effect and be deemed applicable to such new space, and such new space shall thereafter be deemed to be the Premises as though Landlord and Tenant had entered upon an express written amendment of this lease with respect thereto.

27. Brokerage

     Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than Binswanger Southern, (N.C.) Inc., the authorized Agent of the Landlord, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provisions of this Section shall survive the termination of this lease.

28. Special Stipulations

     (a) No receipt of money by the Landlord from the Tenant after the termination of this lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this lease or affect any such notice, demand or suit or imply consent for any action for which Landlord's consent is required.

     (b) No waiver of any default of the Tenant hereunder shall be implied from any omission by the Landlord to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated.

     (c) The term "Landlord" as used in this lease, so far as covenants or agreements on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners of the Landlord's interest in this lease at the time in question, and in the event of any transfer or transfers of such interest the Landlord herein named (and in case of any subsequent transfer, the then transferor) shall be automatically freed and relieved from and after the date of such transfer of all personal liability as respects the performance of any covenants or agreements on the part of the Landlord contained in this lease thereafter to be performed.

     (d) It is understood that the Landlord may occupy portions of the 3uilding in the conduct of the Landlord's business. In such event, all references herein to other tenants of the Building shall be deemed to include the Landlord as an occupant.

     (e) The term "City" as used in this lease shall be understood to mean the City in which the Property is located.

     (f) All of the covenants of the Tenant hereunder shall be deemed and construed to be "conditions" as well as "covenants" as though the words specifically expressing or importing covenants and conditions were used in each separate instance.

     (g) This Lease shall not be recorded by either party without the consent of the other.

     (h) Neither party has made any representations or promise, except as contained herein, or in some further writing signed by the party making such representation or promise.

     (i) In the absence of fraud, no person, firm or corporation, or the heirs, legal representatives, successors and assigns, respectively, thereof, executing this lease as agent, trustee or in any other representative capacity shall ever be deemed or held individually liable hereunder for any reason or cause whatsoever.

     (j) In event of variation or discrepancy, the Landlord's original copy of the lease shall control.

     (k) Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of the Landlord and the Tenant and their respective heirs, legal representatives and successors, and assigns in the event this lease has been assigned with the express, written consent of the Landlord.

     (l) If because of any act or omission of Tenant, its employees, agents, contractors, or subcontractors, any mechanic's lien or other lien, charge or order for the payment of money shall be filed against Landlord, or against all or any portion of the Premises, or the Building of which the Premises are a part, Tenant shall, at its own cost and expenses, cause the same to be discharged of record, within thirty (30) days after the filing thereof, and Tenant shall indemnify and save harmless Landlord against and from all costs, liabilities, suits, penalties, claims and demands, including reasonable attorneys' fees resulting therefrom.

     (m) It is understood and agreed that this Lease shall not be binding until and unless all parties have signed it.

     (n) Landlord and Tenant, by execution of this Agreement, represent and warrant to each other that they are duly organized and existing under applicable laws as set forth hereinabove and are in good standing under such laws; and, that each has the requisite legal authority to own and operate its properties and assets, to carry on its business as presently conducted, and to execute this Lease.

     (o) The provisions of this indenture shall be construed in accordance with and governed by the laws of the state of North Carolina. References to this Lease or this indenture shall refer to this document. Reference to Landlord or Tenant, whenever consistent with the context of this Lease shall include the plural or singular number, masculine, feminine or neuter gender. In the absence of specific provisions to the contrary, the party upon whom an obligation is imposed by this Lease shall perform the obligation at its own expense. Paragraph headings relating to the contents of particular paragraphs are inserted only for the purpose of convenience and are not to be construed as parts of the particular paragraphs to which they refer. All of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each paragraph.

29. Subordination

     (a) This Lease is subject and subordinate to each and every trust indenture, deed of trust and mortgage (collectively the "Mortgages") which now affects the Property, and the Building, and to all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof or thereto, substitutions therefor, and advances made thereunder. Landlord shall employ its best efforts to obtain from the holder or holders of the Mortgages a Non-Disturbance Agreement (as defined below). Tenant shall subordinate this Lease to the lien of any subsequent mortgagee or lien holder and so long as Tenant is not in default of this Lease, such subordination shall be conditioned upon the delivery to Tenant of an agreement by mortgagee or lienholder that it shall not disturb Tenant's possessory rights in the Premises (a "Non-Disturbance Agreement").

     (b) If at any time prior to the expiration of the Term, any Superior Lease shall terminate or be terminated for any reason, Tenant agrees, at the election and upon demand of any owner of the Property or the Building, or the lessor under any such Superior Lease, or of any mortgagee in possession of the Property or the Building, to attorn, from time to time, to any such owner, lessor or mortgagee, upon the then executory terms and conditions of this Lease, for the remainder of the term originally demised in this Lease, provided that such owner, lessor or mortgagee, as the case may be or receiver caused to be appointed by any of the foregoing, shall not then be entitled to possession of the Premises. The provisions of this subsection (b) shall enure to the benefit of any such owner, lessor or mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, lessor or mortgagee, agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this subsection (b), satisfactory to any such owner, lessor or mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this subsection (b) shall be construed to impair any right otherwise exercisable by any such owner, lessor or mortgagee.

30. Option to Renew

     Provided Tenant is not then in default under any of the terms, conditions and covenants of this Lease, Tenant shall have the right and privilege, at its election, to renew this Lease for one (1) further term of three (3) years (the "Renewal Period") by giving Landlord written notice of its election to do so (the "Election"), at any time on or before one hundred eighty (180) days prior to the end of the then existing Term. Such renewals shall be on the same terms and conditions (except for the Election) as herein provided for the Primary Term, except that the minimum annual rent during such Renewal Periods shall be at the prevailing market rate.

31. Right of First Offer.

     Provided Tenant is not in default and has performed all of its obligations hereunder, Tenant shall have the first opportunity to lease approximately 18,157 square feet of space known as Suite 240 (the "Space") which Space is outlined on the attached Exhibit "E". Upon notification in writing by Landlord of the availability of the Space, Tenant shall have ten (10) days in which to elect in writing to Lease the Space. Should Tenant elect to exercise this right of first offer, the annual rental rate shall be at the prevailing market rate.

     Exhibits "A" through "E", are attached hereto and become part of this lease.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this lease as of the day and year first above written.

                                        LANDLORD:
                                        ONE TRIAD CENTER ASSOCIATES,


                                        By: /s/ Illegible
                                            ------------------------------------
                                            Partner


                                        TENANT:
                                        ANALOG DEVICES, INC.


                                        By: /s/ William A. Martin
                                            ------------------------------------
                                            Treasurer


CORPORATE SEAL


ATTEST: /s/ WAWise
        -----------------------------
        Asst. Secretary

                         FIRST AMENDMENT TO OFFICE LEASE

     THIS FIRST AMENDMENT TO OFFICE LEASE is made this 9th day of March, 2000 by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership ("Landlord") and ANALOG DEVICES, INC., a Massachusetts corporation having its principal place of business at One Triad Center, Greensboro, North Carolina ("Tenant").

                                   BACKGROUND

     A. One Triad Center Associates, a North Carolina general partnership which was Landlord's predecessor, and Tenant entered into an Office Lease dated November 14, 1997 (the "Lease"), covering premises in the building located at 7736 McCloud Road in Greensboro, North Carolina known as "One Triad Center" (the "Building"), which premises are more fully described in the Lease.

     B. Tenant desires (i) to increase the amount of space leased and (ii) to extend the terra of the Lease. Subject to the provisions of this First Amendment, Landlord has agreed to such increase in the space leased and to such extension of the term. Accordingly, Landlord and Tenant desire to amend the Lease.

     NOW THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Lease, and intending to be legally bound hereby agree that, effective on the date hereof set forth above (the "Effective Date"), the Lease is amended as follows:

     1. First Additional Space: Effective on April 1, 2000, the Premises as defined in the Lease shall be expanded and increased to include the approximately 6,000 square feet located on the second floor of the Building as is outlined on the floor plan of such second floor attached hereto as Exhibit A-1. Such additional space on the second floor of the Building shall be referred to herein as the "First Additional Space". From and after April 1, 2000 until July 31, 2000, the Premises leased under the Lease shall consist of the approximately 23,734 square feet of space on the first floor of the Building originally leased pursuant to the Lease (the "Original Premises") plus the approximately 6,000 square feet of space on the second floor of the Building constituting the First Additional Space.

     2. Second Additional Space: Effective on August 1, 2000, the Premises as defined in the Lease shall be expanded and increased to include the approximately 12,157 square feet located on the second floor of the Building as is outlined on the floor plan of such second floor attached hereto as Exhibit A-2. Such additional space on the second floor of the Building shall be referred to herein as the "Second Additional Space." From and after August 1, 2000 until the expiration of the Term, the Premises leased under the Lease shall consist of the approximately 23,734 square feet of space, on the first floor of the Building constituting the Original Premises, the approximately 6,000 square feet of space on the second floor of the Building constituting the First Additional Space, and the approximately 12,157 square feet of space on the second floor of the Building constituting the Second Additional Space.

     3. Extension of Term: The term and duration of the Lease (for all of the Premises including without limitation the Original Premises, the First Additional Space and the Second Additional Space) shall extend to and including December 31, 2002.

     4. Increases in Minimum Annual Rent: (a) Effective with the monthly installment of annual rent due on April 1, 2000. and continuing to and including the monthly installment of minimum annual rent due on June 1, 2000, the amount of each of the monthly installments of minimum annual rent due from Tenant to Landlord shall be increased to Forty Thou sand Eight Hundred Nine and 92/100 Dollars ($40,809.92).

          (b) Effective on July 1, 2000 and on August 1, 2000 and again on July 1, 2001, and July 1, 2002, the minimum annual rents due from Tenant to Landlord shall be increased so that the minimum annual rents due under the Lease and the monthly installments thereof shall be as follows:

                                            Monthly
                              Minimum     Installment
Time Period                 Annual Rent      Amount
-----------                 -----------   -----------
07/01/00 through 07/31/00   $504,288.64    $42,024.05
08/01/00 through 06/30/01   $710,471.36    $59,205.95
07/01/01 through 06/30/02   $731,835.77    $60,986.31
07/01/02 through 12/31/02   $753,619.09    $62,801.56

(Inasmuch as Landlord and Tenant have agreed to the foregoing increases in the minimum annual rents due under the Lease, the provisions of Section 2(b) of the Lease are hereby deleted.)

          (c) The monthly installments of minimum annual rent due pursuant to this Section 4 shall be in addition to the additional rental payments due pursuant to Section 3 of the Lease and Section 5 of this Amendment with respect to Tenant's Share of Operating Expenses.

     5. Estimated Additional Rent With Respect to Tenant's Share of Operating Expenses and Taxes:

          (a) Landlord shall provide Tenant with a reconciliation of the estimated additional rental payments made by Tenant during the calendar year 2000, if any, with the actual amount of Tenant's Share of Operating Expenses and Taxes for the calendar year 2000. For the purposes of determining the actual amount of Tenant's Share of Operating Expenses and Taxes for the calendar year 2000, Tenant's Proportionate Share of Operating Expenses and Taxes shall be: (i) 33.28? for the period January 1, 2000 through March 31, 2000; (ii) 41.69% for the period April 1, 2000 through July 31, 2000; and (iii) 58.74% for the period August 1, 2000 through December 31, 2000.

          (b) For calendar years 2001 and beyond occurring during the term of the Lease as extended hereby, Tenant shall pay to Landlord as additional rent due with respect to Tenant's Proportionate Share of Operating Expenses and Taxes the sums due pursuant to Section 3 of the Lease using 58.74% as Tenant's Proportionate Share of Operating Expenses and Taxes.

For the purposes of computing the estimated monthly installments of additional rent due for the calendar year 2001 from Tenant pursuant to Section 3 of the Lease, Landlord may assess. Tenant an amount equal to 58.74% of the excess of the actual Operating Expenses and Taxes for the entire Building for the calendar year 2000 above the Base Year (1998) Operating Expenses and Taxes for the entire Building.

     6. Refurbishment of First Additional Space & Second Additional Space; Tenant Allowance: Tenant acknowledges and agrees that, except for the payment to Tenant of the Tenant Allowance as provided for in this Section 6, Landlord is under no duty to make repairs, alterations, improvements, refurbishments or decorations to the First Additional Space or to the Second Additional Space and that Tenant accepts the First Additional Space and the Second Additional Space in their present "as is" condition. Landlord acknowledges and agrees that Tenant desires to make certain non-structural alterations, refurbishments, and improvements to the First Additional Space and the Second Additional Space. Accordingly, Landlord and Tenant hereby agree as follows with respect to the alterations, refurbishments and improvements to be made by Tenant to the First Additional Space and the Second Additional Space:

          (a) Promptly following the execution of this First Amendment, Tenant shall prepare and submit to Landlord for Landlord's approval which will not be unreasonably withheld Tenant's plans and specifications detailing and showing the alterations, refurbishments and improvements Tenant desires to make to the First Additional Space and the Second Additional Space. Tenant shall not make any alterations, refurbishments, or other improvements to the First Additional Space or the Second Additional Space unless and until Tenant has obtained Landlord's approval of the plans and specifications for such alterations, refurbishments and other improvements. Landlord shall not be required to approve any alterations, refurbishments or other improvements which would, in Landlord's judgment, involve a structural change in the Building, adversely impact any utility lines, communications lines, equipment or facilities in the Building serving any tenant other than Tenant, or reduce the value of the Building or of the Premises. The alterations, refurbishments, or other improvements to be made by Tenant to the First Additional Space and the second Additional Space pursuant to plans and specifications approved by Landlord shall be referred to herein as the "Approved Alterations".

          (b) From and after the Effective Date of this Amendment until the Premises are increased to include the First Additional Space and the Second Additional Space as provided for herein, Landlord shall permit Tenant and Tenant's approved contractors and agents reasonable access to the First Additional Space and the Second Additional Space at such times as specified by Landlord for the purposes of planning and completing the Approved Alterations. Tenant's access to First Additional Space and to the Second Additional Space pursuant to this provision shall be at Tenant's own risk, expense and responsibility and shall be subject to such rules, restrictions and regulations governing such access as Landlord may reasonably impose.

          (c) at least ten (10) days prior to commencement of the Approved Alterations work, Tenant shall deliver to Landlord a list of all contractors with whom Tenant has contracted or intends to contract for the accomplishment of the Approved Alterations together with a certificate of insurance for each of Tenant's contractors evidencing adequate insurance coverage and naming Landlord and Landlord's agent as additional insureds. All contractors engaged by

Tenant to perform the Approved Alterations are subject to Landlord's prior approval which shall not be unreasonably withheld.

          (d) Landlord and its Agent shall have the right to conduct various walk- through inspections of the First Additional Space and of the Second Additional Space from time to time to determine the status of the Approved Alterations.

          (e) Any warranties from Tenant's contractor(s) with respect to the Approved Alterations shall be for the benefit of Landlord as well as Tenant and Tenant shall deliver such warranties to Landlord upon receipt.

          (f) All construction work comprising the Approved Alterations shall be done in a good and workmanlike manner, shall comply at the time of completion with all laws, ordinances, rules, regulations, and legal requirements applicable thereto, and shall be accomplished promptly and in an expeditious manner. Tenant shall be responsible for applying for and obtaining any and all governmental permits and authorizations as may be necessary to accomplish the Approved Alterations and Tenant shall accomplish the Approved Alterations in a manner so as not to disturb or disrupt any other tenant or occupant of the Building. Tenant shall deliver to Landlord upon Landlord's request copies of all permits and licenses required to be issued by any governmental authority in connection with Tenant's construction of the Approved Alterations as well as certificates of occupancy or compliance upon the completion thereof.

          (g) Tenant shall pay promptly any contractors and materialmen who supply labor, work or materials to Tenant with respect to the Approved Alterations and shall take all steps permitted by law in order to avoid the imposition of any mechanic's lien upon all or any portion of the Building or upon the land upon which it is located. Should any such lien or notice of lien be filed for work performed by Tenant, Tenant shall bond against or discharge the same within five (5) days after Tenant has notice that the lien or claim is filed regardless of the validity of such lien or claim. Nothing contained herein is intended to authorize Tenant to do or cause any work to be done or materials supplied for the account of the Landlord, all of the same to be sole for Tenant's account and at Tenant's risk and expense. Except for the Tenant Allowance to be paid by Landlord to Tenant as provided below, Tenant shall pay all costs and expenses incurred by Tenant in completing and accomplishing the Approved Alterations.

          (h) In order to reimburse Tenant for a portion of the costs incurred by Tenant in completing the Approved Alterations, Landlord shall pay to Tenant an allowance equal to the lesser of (i) $40,000 or (ii) the actual out of pocket hard cots and expenses incurred by Tenant in completing the Approved Alterations. (Such lesser amount shall be referred to herein as the "Tenant Allowance".) Landlord shall disburse the Tenant Allowance to Tenant within forty-five (45) days following Landlord's receipt from Tenant of a written request for such disbursement provided that at the time such request is made the following conditions shall have then been met: (I) the Approved Alterations shall have been fully completed by Tenant in accordance with the plans and specifications approved by Landlord; (2) a certificate of compliance or of occupancy shall have been issued with respect to at least the First Additional Space by the appropriate governmental authority; (3) Tenant shall have occupied at least the First Additional Space and shall continue in occupancy of the Original Premises; (4) no event of default by Tenant shall exist under the Lease; and (5) Tenant shall have paid all costs and expenses incurred in connection with the Approved Alterations so that no liens for such work may attach to the Building. Tenant shall submit to Landlord together with Tenant's request for the disbursement of the Tenant Allowance copies of paid invoices, receipts, and statements sufficient to verify the costs and expenses incurred by Tenant in completing the Approved Alterations and from which the amount of the Tenant Allowance can be determined together with such other information about such costs and expenses as Landlord may reasonably request.

     7. Substitution of New Renewal Option. Section 30 of the Lease entitled "Option to Renew" is deleted in its entirety and the following is substituted in lieu thereof:

     Multiple Options To Extend Term (Fixed Amount Rental Increases). Provided that Landlord has not given Tenant notice of default more than two (2) times preceding the Expiration Date, and that there then exists no event of default by Tenant under this lease nor any event that with the giving of notice and/or the passage of time would constitute a default, Tenant shall have the right and option to extend the Term for two (2) additional periods of thirty-six (36) months each, exercisable by giving Landlord prior written notice, at least ten
(10) months in advance of the Expiration Date, of Tenant's election to extend the Term; it being agreed that time is of the essence and that this option is personal to Tenant and non-transferable to any assignee or sublessee. Such extension shall be under the same terms and conditions as provided in this lease except as follows:

          (a) the additional period shall begin on the Expiration Date and thereafter the Expiration Date shall be deemed to be the third anniversary thereof.

          (b) There shall be one additional extension option remaining after the exercise of the first extension option and no further options to extend after the exercise of the second extension option.

          (c) The Minimum Annual Rent payable by Tenant shall be in the following amounts:

                             First Extension
                             Option Minimum      Monthly
Lease Period                   Annual Rent     Installment
------------                ----------------   -----------
01/01/03 through 06/30/03      $753,619.09      $62,801.56
07/01/03 through 06/30/04      $776,240.23      $64,686.69
07/01/04 through 06/30/05      $799,699.19      $66,641.60
07/01/05 through 12/31/05      $823,577.06      $68,631.42

                            Second Extension
                             Option Minimum      Monthly
Lease Period                   Annual Rent     Installment
------------                ----------------   -----------
01/01/06 through 06/30/06      $823,577.06      $68,631.42
07/01/06 through 06/30/07      $848,292.75      $70,691.06
07/01/08 through 06/30/08      $873,846.26      $72,820.52
07/01/08 through 12/31/08      $900,237.59      $75,019.80

     8. Substitution of New Expansion Option. Section 31 of the Lease entitled "Right of First Refusal is deleted in its entirety and the following is substituted in lieu thereof:

     Additional Contiguous Space. If and when the space which is contiguous to the Premises which is shown as "Expansion Space" on Exhibit A-2 (the "Expansion Space") first becomes avail able for rental during the term of this lease and provided that Landlord has not given Tenant notice of default more than two (2) times during the immediately preceding twelve (12) months, and that there then exists no event of default by Tenant under this lease nor any event that with the giving of notice and/or the passage of time would constitute a default, Tenant shall have the right: of first offer to lease all of the Expansion Space, subject to the following:

     (a) Landlord shall notify Tenant when the Expansion Space first becomes available for rental by any party other than the tenant then in occupancy of the Expansion Space and Tenant shall have seven (7) days following receipt of such notice within which to notify Landlord in writing that Tenant is interested in negotiating terms for leasing such Expansion Space and to have its offer considered by Landlord prior to the leasing by Landlord of the Expansion Space to a third party. If Tenant notifies Landlord within such time period that Tenant is so interested, then Landlord and Tenant shall have 30 days following Landlord's receipt of such notice from Tenant within which to negotiate mutually satisfactory terms for the leasing of the Expansion Space by Tenant and to execute an amendment to this lease incorporating such terms or a new lease for the Expansion Space.

     (b) If Tenant does not notify Landlord within such 7 days of its interest in leasing the Expansion Space or if Tenant does not execute such amendment or lease within such 30 (lays, if applicable, then this right of first offer to lease the Expansion Space will lapse and be of no further force or effect and Landlord shall have the right to lease all of part of the Expansion Space to any other party at any time on any terms and conditions acceptable to Landlord.

     (c) This right of first offer to lease the Expansion Space is a one-time right if and when the Expansion Space first becomes available, is personal to Tenant, and is nontransferable

     9. No Brokers: Tenant represents and warrants to Landlord that Tenant has not been represented by any real estate agent or broker in connection with the negotiation or execution of this First Amendment and that no real estate agent or broker is entitled to a commission with respect to this First Amendment as the result of any agreement or action of Tenant. In the event that any real estate agent or broker claims or asserts that it is entitled to a commission with respect to this First Amendment based upon any agreement with Tenant or any action of Tenant, Tenant shall indemnify, defend and hold Landlord harmless with respect to such claim or assertion.

     10. Reaffirmation of Lease: Except as expressly modified herein, the terms and conditions of the Lease shall remain unchanged and in full force and effect. All attached exhibits referred to herein are made a part of this Amendment and the Lease. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

                                        LANDLORD:
                                        LIBERTY PROPERTY LIMITED PARTNERSHIP

                                        By: Liberty Property Trust, Sole
                                            General Partner


                                        By: /s/ Lawrence D. Gildea
                                            ------------------------------------
                                        Name: Lawrence D. Gildea
                                        Title: Senior Vice President


                                        TENANT:
                                        ANALOG DEVICES, INC.


                                        By: /s/ William A. Martin
                                            ------------------------------------
                                        Name: William A. Martin
                                        Title: Treasurer


                                        Attest: /s/ WA. Wise
                                                --------------------------------
                                        Name: WA. Wise
                                        Title: Corp. Counsel

                        SECOND AMENDMENT TO OFFICE LEASE

     THIS SECOND AMENDMENT TO OFFICE LEASE is made this 25th day of March. 2002 by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership ("Landlord") and ANALOG DEVICES, INC., a Massachusetts corporation having its principal place of business at One Triad Center, Greensboro, North Carolina ("Tenant").

                                   BACKGROUND

     A. One Triad Center Associates, a North Carolina general partnership which was Landlord's predecessor, and Tenant entered into an Office Lease dated November 14, 1997 (the "Lease"), covering premises in the building located at 7736 McCloud Road in Greensboro, North Carolina known as "One Triad Center" (the "Building"), which premises are more fully described in the Lease.

     B. In accordance with the First Amendment to the Lease, Tenant (i) increased the amount of space leased to a total of 41,891 rentable square feet and (ii) extended the term of the Lease through December 31, 2002. Subject to the provisions of the First Amendment, Landlord agreed to such increase in the space leased and to such extension of the term.

     C. In lieu of exercising its option to extend the term of the Lease pursuant to Section 30 of the Lease, Tenant desires to extend the term of the Lease by way of this Amendment. Subject to the provisions of this Second Amendment, Landlord has agreed to such extension of the term. Accordingly, Landlord and Tenant desire to amend the Lease.

     NOW THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Lease, and intending to be legally bound hereby agree that, effective on the date hereof set forth above (the "Effective Date"), the Lease is amended as follows:

     1. Extension of Term: The term and duration of the Lease (for all of the Premises including without limitation the Original Premises, the First Additional Space and the Second Additional Space as detailed in the First Amendment for a total of 41,891 rentable square feet) shall extend to and including December 31, 2005.

     2. Minimum Annual Rent: Effective on January 1, 2003 the minimum annual rents due from Tenant to Landlord shall be so that the minimum annual rents due under the Lease and the monthly installments thereof shall be as follows through December 31, 2005:

                                            Monthly
                              Minimum     Installment
Time Period                 Annual Rent      Amount
-----------                 -----------   -----------
01/01/03 through 12/31/04   $736,443.78    $61,370.32
01/01/05 through 12/31/05   $758,537.09    $63,211.42

     The monthly installments of minimum annual rent due pursuant to this
Section 2 shall be in addition to the additional rental payments due pursuant to
Section 3 of the Lease and Section 5 of the First Amendment with respect to Tenant's Share of Operating Expenses.

     3. Estimated Additional Rent With Respect to Tenant's Share of Operating Expenses and Taxes:

          Tenant shall pay to Landlord as additional rent due with respect to Tenant's Proportionate Share of Operating Expenses and Taxes the sums due pursuant to Section 3 of the Lease using 58.74% as Tenant's Proportionate Share of Operating Expenses and Taxes.

     4. Acceptance of Premises. Tenant accepts the space in its present "as is" condition.

     5. Automatic Renewals. Section 30 of the Lease entitled "Option to Renew," as amended by Section. 7 of the First Amendment, is deleted in its entirety and the following is substituted in lieu thereof:

     Automatic Term Renewals (Fixed Amount Rental Increases). The term of this Lease shall automatically be extended for an additional period of twenty-four
(24) months terminating on December 31, 2007 (the "First Renewal Term") unless Tenant shall provide Landlord written notice, at least six (6) months in advance of, the Expiration Date, of Tenant's election not to extend the term. In addition, the term of this Lease, as extended by the First Renewal Term, shall automatically be extended for an additional period of thirty-six (36) months terminating on December 31, 2010 (the "Second Renewal Term") unless Tenant shall provide Landlord written notice. at least six (6) months in advance of the Expiration Date, as extended by the First Renewal Term, of Tenant's election not to extend the term. Notwithstanding the foregoing, Landlord may nullify Tenant's right to extend the term as herein provided by written notice to Tenant during the six (6) month period prior to the Expiration Date, as extended, in the event that Landlord has given Tenant notice of default more than two (2) times preceding the Expiration Date or there exists an event of default by Tenant under this Lease or any event that with the giving of notice and/or the passage of time would constitute a default. Landlord and Tenant agree that time is of the essence and the renewal options are personal to Tenant and nontransferable to any assignee or sublessee. The First Renewal Term and Second Renewal Term shall be under the same terms and conditions as provided in this lease except as follows:

     (a) The First Renewal Term shall begin on the Expiration Date and thereafter the Expiration Date shall be deemed to be the second anniversary thereof.

     (b) The Second Renewal Term shall begin on the Expiration Date, as extended by the First Renewal Term, and thereafter the Expiration Date shall be deemed to be the third anniversary thereof.

     (c) There shall be no options to extend or renew the term remaining after the expiration of the Second Renewal Term.

     (d) The Minimum Annual Rent payable by Tenant shall be in the following amounts:

                               First Renewal Term

                              Minimum       Monthly
Lease Period                Annual Rent   Installment
------------                -----------   -----------
01/01/06 through 12/31/06   $781,293.20    $65,107.76
01/01/07 through 01/01/07   $804,732.00    $67,061.00

                               Second Renewal Term

                              Minimum       Monthly
Lease Period                Annual Rent   Installment
------------                -----------   -----------
01/01/08 through 12/31/08   $828,873.96    $69,072.83
01/01/09 through 12/31/09   $853,740.18    $71,145.02
01/01/10 through 12/31/10   $879,352.38    $73,279.33

     6. Amendment of Expansion Option. Section 31 of the Lease entitled "Right of First Refusal," as amended by Section 8 of the First Amendment, is hereby deleted and the following substituted in lieu thereof:

     Additional Space. If and when all or any part of the space shown as "Expansion Space" on Exhibit A-2 (the "Expansion Space") first becomes available for rental during the term of this lease and provided that Landlord has not given Tenant notice of default more than two (2) times during the immediately preceding twelve (12) months, and that there then exists no event of default by Tenant under this lease nor any event that with the giving of notice and/or the passage of time would constitute a default, Tenant shall have the right of first offer to lease all of the Expansion Space available for rental at such time, subject to the following:

     (a) Landlord shall notify Tenant when all or a part of the Expansion Space first becomes available for rental by any party other than the tenant then in occupancy of the Expansion Space (the "Available Expansion Space") and Tenant shall have fourteen (14) days following receipt of such notice within which to notify Landlord in writing that Tenant is interested in negotiating terms for leasing such Available Expansion Space and to have its offer considered by Landlord prior to the leasing by Landlord of the Available Expansion Space to a third party. If Tenant notifies Landlord within such time period that Tenant is so interested, then Landlord and Tenant shall have sixteen (16) days following Landlord's receipt of such notice from Tenant within which to negotiate mutually satisfactory terms for the leasing of the Available Expansion Space by Tenant and to execute an amendment to this lease incorporating such terms or a new lease for the Available Expansion Space.

     (b) If Tenant does not notify Landlord within such fourteen (14) days of its interest in leasing the Available Expansion Space or if Tenant does not execute such amendment or lease within such sixteen (16) days, if applicable, then this right of first offer to lease the Available Expansion Space will lapse and be of no further force or effect and Landlord shall have the right to lease all of part of the Available Expansion Space to any other party at any time on any terms and conditions acceptable to Landlord.

     (c) This right of first offer to lease the Expansion Space is a one-time right if and when the Expansion Space first becomes available, is personal to Tenant, and is nontransferable; provided if only part of the Expansion Space becomes available for rental, Tenant's failure to exercise its right to lease such part of the Expansion Space shall not constitute a waiver of its right to lease the remaining portion of the Expansion Space pursuant to this Section 31 at such time as the remaining Expansion Space becomes available.

     7. HVAC Service: The first two full sentences of Section 5(c) of the Lease are hereby deleted and the following substituted in lieu thereof:

     "Landlord shall furnish heat, ventilation and air-conditioning to the Premises, Monday through Friday from 6:30 A.M. to 6:30 P.M., and on Saturday from 6:30 A.M. to 1:00 P.M., legal holidays excepted. Heat and air-conditioning required by Tenant at times other than those mentioned above shall be supplied upon reasonable prior notice to Landlord at the rate of $30.00 per hour."

     8. No Brokers: Tenant represents and warrants to Landlord that Tenant has not been represented by any real estate agent or broker in connection with the negotiation or execution of this Second Amendment and that no real estate agent or broker is entitled to a commission with respect to this Second Amendment as the result of any agreement or action of Tenant. In the event that any real estate agent or broker claims or asserts that it is entitled to a commission with respect to this Second Amendment based upon any agreement with Tenant or any action of Tenant, Tenant shall indemnify, defend and hold Landlord harmless with respect to such claim or assertion.

     9. Reaffirmation of Lease: Except as expressly modified herein, the terms and conditions of the Lease shall remain unchanged and in full force and effect. All attached exhibits referred to herein are made a part of this Amendment and the Lease. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

[SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

                                        LANDLORD:
                                        LIBERTY PROPERTY LIMITED PARTNERSHIP

                                        By: Liberty Property Trust, Sole General
                                            Partner


                                        By: /s/ Lawrence D. Gildea
                                            ------------------------------------
                                        Name: Lawrence D. Gildea
                                        Title: Senior Vice President


                                        TENANT:
                                        ANALOG DEVICES, INC.


                                        By: /s/ William A. Martin
                                            ------------------------------------
                                        Name: William A. Martin
                                        Title: Treasurer


                                        Attest:

                                        Name: /s/ Michael Ferdenzi
                                        Title: Corporate Facilities Manager /
                                               Real Estate

                         THIRD AMENDMENT TO OFFICE LEASE

     THIS THIRD AMENDMENT TO OFFICE LEASE is made this 21st day of June, 2005 by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership ("Landlord") and ANALOG DEVICES, INC., a Massachusetts corporation having its principal place of business at One Triad Center, Greensboro. North Carolina ("Tenant").

                                   BACKGROUND

     A. One Triad Center Associates, a North Carolina general partnership which was Landlord's predecessor, and Tenant entered into an Office Lease dated November 14, 1997 (the "Lease"), covering premises in the building located at 7736 McCloud Road in Greensboro, North Carolina known as "One Triad Center" (the "Building"), which premises are more fully described in the Lease.

     B. In accordance with the First Amendment to the Lease, Tenant (i) increased the amount of space leased to a total of 41,891 rentable square feet and (ii) extended the term of the Lease through December 31, 2002. Subject to the provisions of the First Amendment, Landlord agreed to such increase in the space leased and to such extension of the term.

     C. In lieu of exercising its option to extend the term of the Lease pursuant to Section 30 of the Lease, Tenant extended the term of the Lease, through December 31, 2005, by way of the Second Amendment. Subject to the provisions of the Second Amendment, Landlord agreed to such extension of the term.

     D. Tenant now desires to modify the terms of the option to extend the term of the Lease as noted in the Second Amendment, and Landlord has agreed to such modification. Accordingly, Landlord and Tenant desire to amend the lease by way of this Third Amendment.

     NOW THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Lease, and intending to be legally bound hereby agree that, effective on the date hereof set forth above (the "Effective Date"), the Lease is amended as follows:

     1. Section 5 of the Second Amendment is deleted and replaced with the following:

     Automatic Term Renewals (Fixed Amount Rental Increases). The term of this Lease shall automatically be extended for an additional period of twenty-seven
(27) months terminating on March 31, 2008 (the "First Renewal Term") unless Tenant shall provide Landlord written notice, at least three (3) months in advance of the Expiration Date (which is no later than September 30, 2005), of Tenant's election not to extend the term. In addition, the term of this Lease, as extended by the First Renewal Term, shall automatically be extended for an additional period of thirty-six (36) months terminating on March 31, 2011 (the "Second Renewal Term") unless Tenant shall provide Landlord written notice. at least six (6) months in advance of the Expiration Date (which is no later than September 30, 2007). as extended by the First Renewal Term, of Tenant's election not to extend the term. Notwithstanding the foregoing, Landlord may nullify Tenant's right to extend the term as herein provided by written notice to Tenant during the six (6) month period prior to the Expiration Date, as extended, in the event that Landlord has given Tenant notice of default more than two (2) times preceding the Expiration Date or there exists an event of default by Tenant under this Lease or any event that with the giving of notice and/or the passage of time would constitute a default. Landlord and Tenant agree that time is of the essence and the renewal options are personal to Tenant and non-transferable to any assignee or sublessee. The First Renewal Term and Second Renewal Term shall be under the same terms and conditions as provided in this lease except as follows:

     (a) The First Renewal Term shall begin on the Expiration Date and thereafter the Expiration Date shall be deemed to be the second anniversary thereof.

     (b) The Second Renewal Term shall begin on the Expiration Date, as extended by the First Renewal Term, and thereafter the Expiration Date shall be deemed to be the third anniversary thereof.

     (c) There shall be no options to extend or renew the term remaining after the expiration of the Second Renewal Term.

     (d) The Minimum Annual Rent payable by Tenant shall be in the following amounts:

                                    First Renewal Term

                              Minimum       Monthly
Lease Period                Annual Rent   Installment
------------                -----------   -----------
01/01/06 through 12/31/06   $781,293.20    $65,107.76
01/01/07 through 03/31/08   $804,732.00    $67,061.00

                               Second Renewal Term

                              Minimum       Monthly
Lease Period                Annual Rent   Installment
------------                -----------   -----------
04/01/08 through 03/31/09   $828,873.96    $69,072.83
04/01/09 through 03/31/10   $853,740.18    $71,145.02
04/01/10 through 03/31/11   $879,352.38    $73,279.33

                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

                                        LANDLORD:
                                        LIBERTY PROPERTY LIMITED PARTNERSHIP

                                        By: Liberty Property Trust, Sole
                                            General Partner


                                        By: /s/ Lawrence D. Gildea
                                            ------------------------------------
                                        Name: Lawrence D. Gildea
                                        Title: Senior Vice President


                                        TENANT:
                                        ANALOG DEVICES, INC.


                                        By: /s/ William A. Martin
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        Attest:

                                        Name: /s/ Michael Ferdenzi
                                        Title: CORP REAL ESTATE

                         (LIBERTY PROPERTY TRUST LOGO)

November 29, 2005

Mr. Jim Hrycaj
Analog Devices, Inc.
7910 Triad Drive
Greensboro, NC 27409

RE: FOURTH AMENDMENT TO OFFICE LEASE DATED OCTOBER 26, 2005 FOR PREMISES
    LOCATED AT 7736 MCCLOUD ROAD, GREENSBORO, NC 27409 BETWEEN LIBERTY PROPERTY LIMITED PARTNERSHIP AS ("LANDLORD") AND ANALOG DEVICES, INC. AS ("TENANT")

Dear Jim:

This is to confirm the following with respect to the Fourth Amendment to Office
Lease:

COMMENCEMENT DATE:   January 1, 2006
EXPIRATION DATE:     MARCH 31, 2008

     As set forth in the Lease, Minimum Annual Rent and Annual Operating Expenses are due on or before the Commencement Date for the period from the Commencement Date until the first day of the next calendar month unless the Commencement Date is the first day of the calendar month. Accordingly, the following amounts are due on or before the Commencement Date:

MONTHLY RENT INSTALLMENT:    531,662.61(REVISED)
MONTHLY OPERATING PAYMENT:   +20,701.14(REVISED)
                             ----------
TOTAL MONTHLY PAYMENT:       $52,363.75(REVISED)
                             ----------

     Thereafter, commencing February 1, 2006, regular monthly payments will be due on the first in the following amounts until adjusted in accordance with the
Lease:

MONTHLY RENT INSTALLMENT:    531,662.61 (REVISED)
MONTHLY OPERATING PAYMENT:   +20,701.14 (REVISED)
                             ----------
TOTAL MONTHLY PAYMENT:       552,363.75 (REVISED)
                             ----------

     If you disagree with any of the information set forth above, please advise us in writing within five days of your receipt of this letter; otherwise the Commencement Date and the Expiration Date of the Lease will be as set forth above.

                                        Sincerely,

                                        LIBERTY PROPERTY LIMITED PARTNERSHIP

                                        By: Liberty Property Trust, Sole General
                                            Partner


                                        By William M. Flippin
                                           -------------------------------------
                                        Title: City Manager

Cc: Michael Ferdenzi
Cc: Mike Tierney

Enhancing people's lives through extraordinary work environments

                      WWW.LIBERTYPROPERTY.COM - NYSE; LRY

   FLORIDA - ILLINOIS - MARYLAND - Michigan - Minnesota - New Jersey - North Carolina - Pennsylvania - South Carolina - Texas - Virginia - Wisconsin - United
                                    Kingdom

                        FOURTH AMENDMENT TO OFFICE LEASE

          THIS FOURTH AMENDMENT TO OFFICE LEASE IS made 24th day of October, 2005 by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership ("Landlord") and ANALOG DEVICES, INC., a Massachusetts corporation having its principal place of business at One Triad Center, Greensboro, North Carolina ("Tenant").

                                   BACKGROUND

     A. One Triad Center Associates a North Carolina general partnership which was landlord's predecessor, and Tenant entered into an Office Lease dated November 14, 1997 (the -Original Lease"), covering premises in the building located AT 7736 McCloud Road in (Greensboro, North Carolina known as "One 'triad Center" (the "Building"), which premises are pore fully described in the Original Lease as amended as set forth below.

     B. Landlord acquired the Building from One Triad Center Associates and thereafter Landlord and Tenant entered into a First Amendment. to Office Lease dated March 9. 2000 by which the Landlord and tenant agreed to amend the Original Lease, among other things, to increase the size of the Premises leased to Tenant and to extend the term of the Original Lease to and including December 31, 2002 (the "First Amendment").

     C. Subsequent to the execution of the First Amendment, Landlord and Tenant entered into a Second Amendment to Office I &rise dated March 25, 2002 by which the Original Lease was further amended, among other things, to extend the term thereof through and including December 31, 2005 (the -Second amendment").

     D. Subsequent to the execution of the Second Amendment, Landlord and tenant entered into a Third Amendment to Office Lease dated June 21. 2005 by which the provisions of the Second Amendment which provided for an automatic renewal of the term of the Lease were modified (the -Third Amendment"). (As used herein, the term "Lease- shall mean the Original Lease as amended by the First Amendment, the Second Amendment and the third Amendment.)

     E. Tenant has provided a notice to Landlord that Tenant has elected, not to extend the min of the Lead: pursuant to the automatic renewal provisions thereof as provided for in the Third Amendment. Nonetheless, Landlord and Tenant have agreed to extend the term of the Lease for a period of twenty-seven (27) additional months beyond the current expiration date of the Lease (which is December 31,, 2005) and Landlord and Tenant desire by this Fourth Amendment to Office Lease to set forth their agreements with respect to the extension of the lean 01-11 the Lease,

     NOW THEREFORE, the parties hereto. in consideration of the mutual promises and covenants contained herein and in the. Lease, and intending to be legally bound hereby, agree that, effective on the date hereof set forth above (the "Effective Date"), the Lease is amended as


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

     1. Extension of Term: The term and duration of the Lease (for all of the Premises including without limitation the Original Premises, the First Additional Space and the Second Additional Space as detailed in the First Amendment and consisting of 41,891 rentable square feet) is hereby extended to and including March 31, 2008.

     2. Minimum Annual Rent During Extended 'term: From the date hereof until December 31, 2005, Tenant shall continue to pay monthly installments of minimum annual rent mid payments of Tenant's Proportionate Share of Operating Expenses and Taxes in the amounts and in the manner as are currently provided for in the Lease. Effective with the monthly installment of minimum annual rent due on January I, 2006 and continuing through the remainder- of the term of the Lease as extended hereby, the minimum annual rents and the monthly installments thereof shall be as follows;

                                            Monthly
                              Minimum     Installment
Time Period                 Annual Rent      Amount
-----------                 -----------   -----------
01/01/06 through 12/31/06   $628,365.00    $52,363.75
01/01/07 through 03/31/08   $649,310.50    $54,109.21

Such monthly installments of minimum annual rent shall be due and payable on the first day of each calendar month commencing on January 1, 2006 and continuing through and including March 1, 2008 Tenant shall pay Tenant's Share of Operating Expenses and Taxes for the calendar year 2005 when and as such payment is due under the Lease unaffected by the provisions of this Fourth Amendment. Tenant shall not be obligated to pay any amount for Tenant's Share of Operating Expenses and Taxes for the calendar year, 2006 and for calendar year 2006 the installment payments of minimum annual rent as set forth above shall include whatever share of the Operating Expenses and Taxes for 2006 for which Tenant is responsible. Furthermore, Landlord agrees that calendar year 2006 shall constitute a new 'Base Year" under the i.ea5e for the purpose of computing Tenant's Share of Operating Expenses and Taxes due with respect to periods from and after December 31, 2006, Accordingly, for and with respect to each calendar year Or the term of the Lease commencing with the year 2007, there shall be due from Tenant as additional rent due under the Lease Tenant's Share of the excess of the Operating Expenses and Taxes for such year over the total of the Operating Expenses and Taxes for the year 2006. Such additional rent shall be computed and paid in the manner as provided for in Section 3 of the Original Tease except that the Base Year shall be 2006 instead of 1998 and Tenant's Share of such excess Operating Expenses and taxes shall be 58,74% of the total thereof.

     "AS IS, WHERE IS": Tenant acknowledges and agrees that it has agreed to extend the term of the Lease as provided herein with the Premises in their "AS IS WHERE IS" condition mid that Landlord has not agreed to make and Landlord shall not he obligated to make any improvements or refurbishments of the Premises in order to induce Tenant to extend the term of the Lease as provided herein.

     Renewal Option: Landlord and Tenant acknowledge and agree that the automatic renewal provisions as set fourth in the Third Amendment arc no longer elective inasmuch as Tenant elected not to extend the term of the Lease as provided therein. Accordingly, Section 1


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

of the Third Amendment and Section 5 of the Second Amendment are hereby deleted from the Lease. From and after the Effective Date hereof, the Lease shall he amended to provide to Tenant the following renewal option which shall bean lien of tiny and all other renewal rights or options currently provided in the Lease and which shall be deemed to replace and supersede Section 30 of the Original Lease and Section 7 of the First Amendment.

     Option TO Extend Teem, Provided that there then exists no event of default by Tenant under this lease which has continued beyond any applicable notice and cure periods, tenant shall have the right and option to extend the term for one
(I) additional period of Thirty-Six (36) months, exercisable by giving Landlord prior written notice, at least six (6) months in advance of the Expiration Date, of Tenant's election to extend the term; it being agreed that time s of the essence. Such extension shall be under the same terms and conditions as provided in this lease except as follows!

     (a) the additional period (referred to herein as the 'Additional Period") shall begin on the Expiration Date as set forth herein (that is, March 31, 2008) and thereafter the Expiration Date shall be deemed to be Thirty-Six (36) months after such Expiration Date (that is. March 31, 2011):

     (b) all references to the term in this lease shall be deemed to mean the term as extended pursuant to this Section: and

     (c) the Minimum Annual Rent payable by Tenant for such, Additional Period shall be the then current Market Rental Rate for like buildings in the Airport submarket of Greensboro, North Carolina for such Additional Period. For the purposes hereof "Market Rental Rate- shall be defined as the minimum annual base rentals that would be agreed to after arms length negotiations by a landlord and a new tenant, each of whom is willing and informed, but neither of whom is compelled, to enter into the lease transaction for premises comparable to the }'remises for a lease term equal to the Additional Period and taking into account all aspects of the Premises, including the then physical condition of the Premises, the then current market conditions for computing escalations and adjustments to hose annual rents, operating expense pass-throughs provisions, inducements and concessions customary in a new lease and other relevant economic factors of a new lease. Promptly following Tenants exercise of this renewal option, Landlord shall notify 'tenant of the rental rates that Landlord contends to be the Market Rental Rates applicable during the Additional Period. If Tenant does not object to Landlord's determination of the Market Rental Rates in writing within thirty (30) days of Landlord's notice, then Landlord's determination of the Market Rental Rates shall be deemed conclusive. if Tenant objects in writing to Landlord's determination of the Market Rental Rates within thirty (30) days of Landlord's notice, then the parties will attempt to agree upon such Market Rental Rate. If Landlord and Tenant are unable to agree upon the Market Rental Rate for the Additional Period prior to that date which is one hundred twenty (120) days prior to the commencement of the Additional Period, then the Market Rental Rate shall be determined by an arbitration proceeding conducted in accordance with the rules of American Arbitration Association for Commercial Real Estate disputes. The arbitration shall be conducted in Greensboro, North Carolina. The cost of arbitration shall he shared equally by Landlord and Tenant. If the Market Rental Rate has not been finally determined prior to the commencement of the Additional Period, then upon the


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

commencement of the Additional Period, Tenant shall begin paying rents in the amounts as set forth in Landlord's last offer to Tenant until such Market Rental Rate is finally determined. If such Market Rental Rate as finally determined is less than the rate at which rents have been paid by Tenant during the Additional Period from the commencement thereof until the determination Of the Market Rental Rate. then Landlord shall either refund to Tenant the amount of such overpayment or credit the amount of such overpayment to subsequent installments of rent. If the Market Rental Rate as finally determined is more that the rate at which rents have been paid by tenant during the Additional Period from the commencement thereof until the determination of the Market Rental Rate, then Tenant shall pay to Landlord an amount equal to the excess within fifteen (15) days of the determination of the Market Rental Rate.

     5. No Expansion Rights. Landlord and Tenant hereby agree that from and after the Effective Date, Tenant shall not have any rights or options to expand the Premises to include any additional space. Accordingly, any and all provisions of the existing Lease granting to Tenant any right to expand the Premises or obligating Landlord to offer additional expansion, space to the Tenant are hereby deleted.

     6. No Brokers: Tenant represents and warrants to Landlord that Tenant has not been represented by any real estate agent or broker in connection with the negotiation or execution of this Fourth Amendment except David Hagan of Hagan Properties Incorporated ("Tenant's Broke") and that no real estate agent or broker other than Tenant's Broker is entitled to a commission with respect to this Fourth Amendment as the result of any agreement or action of Tutuila In the event that any real estate agent or broker other than Tenant's Broker claims or asserts that it is entitled to a commission with respect to this Fourth Amendment based upon any agreement with Tenant or any action of Tenant. Tenant shall indemnify, defend and hold 1 And lo rd harmless with respect to such claim or assertion. Landlord recognizes Tenant's Broker as Tenant's real estate agent in connection with the extension of the term of the Lease provided for herein and Landlord agrees to pay a commission to Tenant's Broker pursuant and subject to a separate agreement between Landlord and Tenant's Broker providing for such commission.

     7. Reaffirmation of Lease: except as expressly modified herein, the terms and conditions of the Lease shall remain unchanged and in full force and effect. Capitalized terms used herein and no otherwise defined herein shall have the meanings ascribed to them in the Lease.


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

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth Amendment to Office Lease as of the day and year first above written.

                                        LANDLORD:
                                        LIBERTY PROPERTY LIMITED PARTNERSHIP


                                        By: /s/ Lawrence D. Gildea
                                            ------------------------------------
                                        Name: Lawrence D. Gildea
                                        Title: Senior Vice President


                                        'TENANT:
                                        ANALOG DEVICES, INC.


                                        By: /s/ William A. Martin
                                            ------------------------------------
                                        Name: William A. Martin
                                        Title: Treasurer


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